UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.           )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Iterum Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY – Subject to Completion

April [   ], 2022

Dear Iterum Therapeutics plc Shareholder,

You are cordially invited to the 2022 Annual General Meeting of Shareholders to be held at 25-28 North Wall Quay, Dublin 1, Ireland on June 15, 2022 at 3.00 p.m., Irish time (10.00 a.m., Eastern Time). The enclosed notice of Annual General Meeting of Shareholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the proxy statement.

At this year’s Annual General Meeting, we will ask shareholders to:

1.	elect, by separate resolutions, the two nominees for Class I directors named herein, each to serve for a three-year term expiring at the 2025 annual general meeting of shareholders;
2.

ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration;

3.

approve, subject to and conditional upon the board of directors determining, in its sole discretion, that a reverse share split is necessary for the Company to comply with the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5550(a)(2), a reverse share split (i.e., a consolidation of share capital under Irish law), or the Reverse Share Split, whereby every 15 ordinary shares of $0.01 (nominal value) each in the authorized and unissued and authorized and issued share capital of the Company be consolidated into 1 ordinary share of $0.15 (nominal value) each, and the subsequent (i) reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from $0.15 each to $0.01 each and (ii) increase in the authorized ordinary share capital of the Company in order to round up the authorized share capital to an even number following the Reverse Share Split, with our board of directors able to elect to abandon such proposed amendment and not effect the Reverse Share Split authorized by shareholders, in its sole discretion;

4.

approve a share option exchange program whereby certain share options granted to eligible employees are exchanged on a one-for-one basis for new share options granted with an exercise price equal to the fair market value of our ordinary shares on the date of grant;

5.

receive and consider the Company's Irish Statutory Financial Statements for the fiscal year ended December 31, 2021 and the reports of the directors and auditors thereon, and review the affairs of the Company; and

6.	consider any other business properly brought before the 2022 Annual General Meeting of Shareholders or any adjournment or postponement thereof.

Our board of directors unanimously recommends a vote “FOR” Proposal Nos. 1 to 4 as set forth in the proxy statement.

We hope that you will participate in the meeting by voting through acceptable means as described in this proxy statement as promptly as possible. Your vote is important – so please exercise your right.

Sincerely,

Corey N. Fishman
President and Chief Executive Officer

This proxy statement, the enclosed proxy card, our 2021 annual report to shareholders and our Irish Statutory Financial Statements for the fiscal year ended December 31, 2021 are being made available to shareholders on or about April [   ], 2022.

PRELIMINARY COPY – Subject to Completion

ITERUM THERAPEUTICS PLC

Fitzwilliam Court, 1st Floor

Leeson Close

Dublin 2

Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on June 15, 2022

The 2022 Annual General Meeting of Shareholders (the “AGM”) of Iterum Therapeutics plc, an Irish public limited company (the “Company”), will be held on June 15, 2022, beginning at 3.00 p.m., Irish time (10.00 a.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland to consider and act upon the following matters:

1.

To elect, by separate resolutions, the two nominees for Class I directors named herein, each to serve for a three-year term expiring at the 2025 annual general meeting of shareholders (Proposal No. 1).

2.

To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration (Proposal No. 2).

3.

To approve, subject to and conditional upon the board of directors determining, in its sole discretion, that a reverse share split is necessary for the Company to comply with the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5550(a)(2), a reverse share split (i.e., a consolidation of share capital under Irish law), or the Reverse Share Split, whereby every 15 ordinary shares of $0.01 (nominal value) each in the authorized and unissued and authorized and issued share capital of the Company be consolidated into 1 ordinary share of $0.15 (nominal value) each, and the subsequent (i) reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from $0.15 each to $0.01 each and (ii) increase in the authorized ordinary share capital of the Company in order to round up the authorized share capital to an even number following the Reverse Share Split, with our board of directors able to elect to abandon such proposed amendment and not effect the Reverse Share Split authorized by shareholders, in its sole discretion (Proposal No. 3).

4.

To approve a share option exchange program whereby certain share options granted to eligible employees are exchanged on a one-for-one basis for new share options granted with an exercise price equal to the fair market value of our ordinary shares on the date of grant (Proposal No. 4).

5.

To receive and consider the Company's Irish Statutory Financial Statements for the fiscal year ended December 31, 2021 and the reports of the directors and auditors thereon, and to review the affairs of the Company.

6.	To conduct any other business properly brought before the AGM or any adjournment or postponement thereof.

Proposal Nos. 1, 2, 3 and 4 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting to be approved. All proposals are more fully described in this proxy statement.  There is no requirement under Irish law that the Company's Irish Statutory Financial Statements for the fiscal year ended December 31, 2021, or the directors' and auditor's reports thereon be approved by the shareholders, and no such approval will be sought at the AGM.

Shareholders of record at the close of business on April 19, 2022 will be entitled to notice of and to vote at the AGM or any adjournment or postponement thereof. Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials to many of our shareholders via the Internet, in accordance with rules adopted by the Securities and Exchange Commission. If you received only a Notice of Internet Availability of Proxy Materials, or Notice, by mail or e-mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will provide you with instructions on how to access and view the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote online or by telephone. If you received a Notice by mail or e-mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. The Notice of Internet Availability of Proxy Materials is being mailed to our

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shareholders on or about April [   ], 2022 and sent by e-mail to our shareholders who have opted for such means of delivery on or about April [   ], 2022.

Special Precautions Due to COVID-19 Concerns

The well-being of all attendees and participants at the AGM is a primary concern for the Company, and in this context, we will continue to monitor developments in relation to the COVID-19 pandemic. While all shareholders are invited to attend the AGM, the AGM will proceed subject to the guidance provided by the Irish Government and the Department of Health (of Ireland) or any other governmental agency in place at the time of the meeting and such other measures as our board of directors considers appropriate to address health and safety concerns. As a result, there may be restrictions on travel and/or gatherings that affect or prohibit travel to and in-person attendance at the AGM. Due to the ongoing risks posed by the COVID-19 pandemic, the members of our board of directors and senior management may not be physically present at our AGM in Ireland and may instead participate remotely. Furthermore, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. Such additional procedures or limitations may include, but are not limited to, limits on the number of attendees to promote social distancing and requiring the use of face masks.

Shareholders are also encouraged to keep up-to-date with, and follow, any guidance from the Government of Ireland and the

Department of Health (of Ireland) (as appropriate) as circumstances may change on short notice. Should we determine that alternative arrangements may be advisable or required due to public health recommendations regarding COVID-19, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and/or filing with the Securities and Exchange

Commission and also post additional information on the Investor Relations section of our website (https://ir.iterumtx.com/).

For these reasons, we encourage all shareholders to vote their shares by proxy in advance of the AGM to ensure you can vote and be represented at the AGM if attending in person is not feasible or not recommended. This can be done in advance of the AGM by using one of the voting options detailed in the accompanying proxy statement.

By order of the Board of Directors,

Louise Barrett
Secretary

Dublin, Ireland

April [   ], 2022

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YOU MAY OBTAIN ADMISSION TO THE AGM BY IDENTIFYING YOURSELF AT THE AGM AS A SHAREHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 19, 2022 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE AGM, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY IN THE PROVIDED ENVELOPE. TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE AGM, NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE AGM IS ENTITLED, USING THE PROXY CARD PROVIDED (OR IN THE FORM IN SECTION 184 OF THE IRISH COMPANIES ACT 2014), TO APPOINT ONE OR MORE PROXIES TO ATTEND, SPEAK AND VOTE INSTEAD OF HIM OR HER AT THE AGM. A PROXY NEED NOT BE A SHAREHOLDER OF RECORD.

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PRELIMINARY COPY – Subject to Completion

ITERUM THERAPEUTICS PLC

Fitzwilliam Court, 1st Floor

Leeson Close

Dublin 2

Ireland

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on June 15, 2022 AT 25-28 North Wall Quay, Dublin 1, Ireland

Important Notice Regarding the Availability of Proxy Materials

for the Annual General Meeting of Shareholders

to be held on June 15, 2022

This proxy statement, our 2021 annual report to shareholders and our Irish Statutory Financial Statements for the year ended December 31, 2021 are available at

www.proxyvote.com

for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, and our Irish Statutory Financial Statements for the year ended December 31, 2021 will be furnished without charge to any shareholder upon written or oral request to the Company at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland, Attention: Secretary, Telephone: +353 1 9038354.

Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April [  ], 2022, we will mail a Notice of Internet Availability of Proxy Materials, or Notice, to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement, our 2021 annual report to shareholders and our Irish Statutory Financial Statements for the year ended December 31, 2021, and view instructions on how to vote via the Internet or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

information ABOUT THE annual general meeting and voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "board of directors" or the "board") of Iterum Therapeutics plc (the "Company," "Iterum," "we" or "us") for use at the 2022 Annual General Meeting of Shareholders (the "AGM") to be held on June 15, 2022, beginning at 3.00 p.m., Irish time (10.00 a.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland and at any adjournment or postponement thereof. On April 19, 2022, the record date for the determination of shareholders entitled to vote at the AGM, there were issued, outstanding and entitled to vote an aggregate of [   ] of our ordinary shares, nominal value $0.01 per share ("ordinary shares"). Each ordinary share entitles the record holder thereof to one vote on each of the matters to be voted on at the AGM.

We have engaged Innisfree M&A Incorporated, or Innisfree, to assist with the solicitation of proxies. Please contact Innisfree with any queries:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders May Call:

Toll-Free at (877) 800-5158 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

Banks & Brokers May Call Collect: (212) 750-5833

Your vote is important no matter how many shares you own.    Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

If you are the "record holder" of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)

You may vote online.    You may vote your shares by following the "Online" instructions on the enclosed proxy card. If you vote online, you do not need to vote by telephone or complete and mail your proxy card. The internet voting facilities for eligible shareholders of record will close at 4.59 a.m., Irish time on June 15, 2022 (11:59 pm, Eastern Time on June 14, 2022).

(2)

You may vote by telephone.    You may vote your shares by following the "Phone" instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote online or complete and mail your proxy card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of David G. Kelly and Louise Barrett as your proxy to vote your shares on your behalf in accordance with your telephone instructions. The telephone voting facilities for eligible shareholders of record will close at 4.59 a.m., Irish time on June 15, 2022 (11:59 pm, Eastern Time on June 14, 2022).

(3)

You may vote by mail.    You can vote by completing, dating and signing the proxy card provided to you and promptly mailing it in the provided postage-paid envelope. If you vote by mail, you do not need to vote online or by telephone. We must receive the completed proxy card by 5:00 p.m., Irish time (12:00 p.m., Eastern Time), on June 14, 2022.

(4)

You may vote in person.    If you attend the AGM, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the AGM. Ballots will be available at the AGM. You may obtain directions to the location of the AGM by requesting them in writing or by telephone as follows: c/o Secretary, Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland, Phone: +353 1 9038354.

All proxies that are executed and delivered by mail or in person or are otherwise submitted online or by telephone will be voted on the matters set forth in the accompanying Notice of Annual General Meeting of Shareholders in accordance with the shareholders' instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors' recommendations on such proposals as set forth in this proxy statement. All proxies will be forwarded to the Company's registered office electronically.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the AGM by doing any one of the following things:

•

submitting a new proxy by following the "Online" or " Phone" instructions on the enclosed proxy card at a date later than your previous vote but prior to the voting deadline (which is 4:59 a.m., Irish time, the day of the AGM (11:59 p.m., Eastern Time on June 14, 2022));

•

signing another proxy card and either arranging for delivery of that proxy card by mail to the registered office of the Company prior to the start of the AGM, or by delivering that signed proxy card in person at the AGM;

•	giving our Secretary a written notice before or at the AGM that you want to revoke your proxy; or

•	voting in person at the AGM.

Your attendance at the AGM alone will not revoke your proxy.

If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as "brokerage firms," your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting online or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you.   Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items but will not be allowed to vote your shares with respect to certain “non-discretionary” items.   The ratification of the appointment of KPMG as our independent registered public accounting firm and the authorization of the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration (Proposal No. 2) is a discretionary item under the NYSE rules and your brokerage firm will be able to vote on that item even if it does not receive instruction from you, so long as it holds your shares in its name.  The remaining Proposals (Proposal No. 1, Proposal No. 3 and Proposal No. 4) are “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote with respect to these Proposals, your brokerage firm will not vote with respect to that proposal and your shares will be counted as “broker non-votes”. “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates in its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 19, 2022) to be admitted to the AGM. To be able to vote your shares held in street name at the AGM, you will need to obtain a proxy card from the holder of record.

Votes Required

One or more Members (as defined in the Company’s Constitution) whose name is entered in the register of members of the Company as a registered holder of the Company's ordinary shares, present in person or by proxy (whether or not such Member actually exercises his voting rights in whole, in part or at all) holding not less than a majority of the issued and outstanding ordinary shares of the Company entitled to vote at the AGM, will constitute a quorum for the transaction of business at the AGM. Ordinary shares represented in person or by proxy (including “broker non-votes” (as described above) and shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for the purposes of determining whether a quorum is present at the AGM.  The following votes are required for approval of the proposals being presented at the AGM:

Proposal No. 1: To elect the Class I directors.    The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the election of a director nominee.

Proposal No. 2: To ratify, in a non-binding vote, the appointment of KPMG to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2022 and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration.     The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the ratification of the appointment of KPMG as our independent registered public accounting firm for the current fiscal year and to authorize the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration.

Proposal No. 3: To approve the Reverse Share Split.    The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the approval of the reverse share split (i.e., a consolidation of share capital under Irish law), or the Reverse Share Split, whereby every 15 ordinary shares of $0.01 (nominal value) each in the authorized and unissued and authorized and issued share capital of the Company be consolidated into 1 ordinary share of $0.15 (nominal value) each, and the subsequent (i) reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from $0.15 each to $0.01 each and (ii) increase in the authorized ordinary share capital of the Company in order to round up the authorized share capital to an even number following the Reverse Share Split. The implementation of the Reverse Share Split is subject to and conditional upon our board of directors determining, in its sole discretion, that a reverse share split is necessary for the Company to comply with the Bid Price Rule (as defined below).

Proposal No. 4: To approve the share option exchange program.  The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the approval of the share option exchange.

Shares that abstain from voting as to a particular matter and shares held in "street name" by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the proposals referenced above.

share ownership of certain beneficial owners and management

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of March 31, 2022 by:

(a)	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;

(b)	each of our named executive officers;

(c)	each of our directors; and

(d)	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including share options that are exercisable within 60 days of March 31, 2022, shares issuable upon exercise of warrants within 60 days of March 31, 2022, and shares issuable upon exchange of our outstanding 6.500% exchangeable senior subordinated notes due 2025 (the “Exchangeable Notes”) (assuming physical settlement), which are exchangeable within 60 days of March 31, 2022. Our ordinary shares issuable pursuant to share options, warrants and Exchangeable Notes, but not taking into account any additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange of any Exchangeable Notes, are deemed outstanding for computing the percentage of the person holding such share options, warrants or Exchangeable Notes and the percentage of any group of which the person is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act of 1933, as amended.  Percentage ownership is based on 183,353,418 ordinary shares outstanding on March 31, 2022. Except as otherwise set forth below, the address of the beneficial owner is c/o Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers:
Corey N. Fishman(1)	851,541	*
Michael Dunne, MD(2)	393,004	*
Judith M. Matthews(3)	125,419	*
Sailaja Puttagunta	—	*
Brenton K. Ahrens(4)	25,825	*
Mark Chin	—	*
Beth P. Hecht	8,007	*
Ronald M. Hunt(5)	5,331,800	2.8%
David G. Kelly(6)	103,130	*
All current executive officers and directors as a group (9 persons)(7)	6,838,726	3.6%
Principal Shareholders(8)	—	—

* less than 1%

(1) Consists of (a) 537,008 shares beneficially owned by Mr. Fishman, and (b) 314,533 shares issuable to Mr. Fishman pursuant to share options exercisable within 60 days of March 31, 2022.

(2) Consists of (a) 346,849 shares beneficially owned by Dr. Dunne, and (b) 46,155 shares issuable to Dr. Dunne pursuant to warrants exercisable within 60 days of March 31, 2022.

(3) Consists of (a) 65,292 shares beneficially owned by Ms. Matthews, and (b) 60,127 shares issuable to Ms. Matthews pursuant to share options exercisable within 60 days of March 31, 2022.

(4) Consists of (a) 6,154 shares beneficially owned by Mr. Ahrens, and (b) 19,671 shares issuable to Mr. Ahrens pursuant to share options exercisable within 60 days of March 31, 2022.

(5) Consists of (a) 5,703 shares beneficially owned by Mr. Hunt, and (b) 11,241 shares issuable to Mr. Hunt pursuant to share options exercisable within 60 days of March 31, 2022; and (c) (i) 1,071,688 shares reported as beneficially owned by New Leaf Venture III, L.P. (“NLV-III”), New Leaf Venture Associates III, L.P. (“NLVA-III LP”) and New Leaf Venture Management III, L.L.C. (“NLVM-III LLC”), of which each such entity reports sole voting power with respect to 1,071,688 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 1,071,688 shares and shared dispositive power with respect to zero shares, (ii) 384,615 shares held by New Leaf Biopharma Opportunities II, L.P. (“NBPO-II”), New Leaf BPO Associates II, L.P. (“NBPO-IIA”) and New Leaf BPO Management II, L.L.C. (“NBPO-IIM”), of which each such entity reports sole voting power with respect to 384,615 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 384,615 shares and shared dispositive power with respect to zero shares, and (iii)  2,839,895 shares issuable to NLV-III and 1,018,658 shares issuable to NBPO-II on exchange of the Exchangeable Notes held by them and exchangeable within 60 days of March 31, 2022 (assuming physical settlement).  NLVA-III LP is the general partner of NLV-III and NLVM-III LLC is the general partner of NLVA-III LP. NBPO-IIA is the general partner of NBPO-II and NBPO-IIM is the general partner of NBPO-IIA. Mr. Hunt, a member of our board of directors, and Vijay K. Lathi are individual managers of NLVM-III LLC and individual managers of NPBO-IIM, and as a result may be deemed to have shared power to vote and dispose of these shares.  The address for each of the reporting persons other than Vijay K. Lathi is c/o New Leaf Venture Partners, 420 Lexington Avenue, Suite 408, New York, NY 10170. The address for Vijay K. Lathi is c/o New Leaf Venture Partners, 2730 Sand Hill Road, Suite 110, Menlo Park, CA 94025. We obtained certain of the information regarding beneficial ownership of these shares from Schedule 13D/A that was filed with the SEC on February 12, 2021.

(6) Consists of (a) 37,108 shares beneficially owned by Mr. Kelly and (b) 66,022 shares issuable to Mr. Kelly pursuant to share options exercisable within 60 days of March 31, 2022.

(7) Includes (a) 2,462,424 shares held by the current directors and executive officers, (b) 471,594 shares issuable to the current directors and executive officers pursuant to share options exercisable within 60 days of March 31, 2022, (c) 46,155 shares issuable to the current directors pursuant to warrants exercisable within 60 days of March 31, 2022, and (d) 3,858,553 shares issuable to affiliates of current directors on exchange of the Exchangeable Notes within 60 days within 60 days of March 31, 2022 (assuming physical settlement).

(8) To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of our ordinary shares as of March 31, 2022.

Management and CORPORATE GOVERNANCE matters

Board of Directors

Our business and affairs are managed under the direction of our board of directors.  Our Articles of Association (the “Articles of Association”) provide that the number of directors shall not be less than two (2) or more than thirteen (13), with the exact number to be determined by the board.  Our board currently consists of seven (7) members divided among three classes with staggered three-year terms as follows:

(1)	Class I, whose members are Mark Chin and David G. Kelly. The terms of the Class I directors will expire at the AGM;

(2)	Class II, whose members are Beth Hecht and Brenton K. Ahrens. The terms of the Class II directors will expire at our 2023 annual general meeting of shareholders; and

(3)	Class III, whose members are Corey N. Fishman, Michael W. Dunne and Ronald M. Hunt. The terms of the Class III directors will expire at our 2024 annual general meeting of shareholders.

On April 8, 2022, our board of directors accepted the recommendation of the nominating and corporate governance committee and voted to nominate Mark Chin and David G. Kelly for election at the AGM for a term of three years to serve until the 2025 annual general meeting of shareholders subject to their earlier death, resignation, retirement, disqualification or removal.

Continuing Members of and Current Members who are Nominated for Election to our Board of Directors

Set forth below are the names of each continuing member of, and current members who are nominated for election to, our board of directors, their ages, their principal occupation and business experience for at least the past five years and the names of other public companies of which each director has served as a director during the past five years, in each case as of March 31, 2022.  Additionally, set forth below is information about the specific experiences, qualifications, attributes or skills that led our board of directors to the conclusion on suitability of each person to serve as a director.

Name	Age	Position
Corey N. Fishman	57	Director, President and Chief Executive Officer
Brenton K. Ahrens (2)(3)	59	Director
Mark Chin (1)(2)	40	Director
Michael W. Dunne	62	Director
Ronald M. Hunt (1)(3)	57	Director
David G. Kelly (2)(3)	61	Director
Beth P. Hecht (1)(2)	58	Director

(1) Member of the compensation committee
(2) Member of the audit committee
(3) Member of the nominating and corporate governance committee

Corey N. Fishman has served as our President and Chief Executive Officer and as a member of our board of directors since November 2015. From August 2010 to February 2015, Mr. Fishman served as chief operating officer of Durata Therapeutics, Inc., a pharmaceutical company acquired by Actavis plc, a pharmaceutical company, and he also served as chief financial officer of Durata Therapeutics, Inc., from June 2012 to February 2015. From 2008 to 2010, Mr. Fishman served as chief financial officer of GANIC Pharmaceuticals, Inc., a pharmaceutical company. From 2002 to 2008, Mr. Fishman served in a variety of roles at MedPointe Healthcare, Inc., a specialty pharmaceutical company acquired by Meda AB, including as chief financial officer from 2006 to 2008. Mr. Fishman previously served on the board of directors of Momenta Pharmaceuticals, Inc., a biotechnology company, from September 2016 until June 2020 and BioSpecifics Technology Corporation, a biopharmaceutical company, from April 2020 until its acquisition by Endo International plc in December 2020.  Mr. Fishman holds a B.A. in economics from the University of Illinois at Urbana-Champaign and an M.S.M. in finance from the Krannert School of Management at Purdue University. We believe Mr. Fishman is qualified to serve on our board of directors due to his role as a founder of our Company, his deep knowledge of our Company and his extensive background in the pharmaceutical industry.

Brenton K. Ahrens has served as a member of our board of directors since November 2015. Since 1999, Mr. Ahrens has served as a general partner with Canaan Partners LLP, a venture capital firm. Prior to joining Canaan Partners, Mr. Ahrens worked in both commercial and technical roles at General Surgical Innovations, a biotechnology company, Ethicon (J&J), a medical device company, and IAP Research, an engineering company. Mr. Ahrens previously served on the board of directors of Durata Therapeutics, Inc. from December 2009 until its acquisition by Actavis, plc in October 2014, and continues to serve on a number of other private pharmaceutical and healthcare company boards. Mr. Ahrens holds a B.S. and an M.S. in mechanical engineering from the University of Dayton and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe Mr. Ahrens is qualified to serve on our board of directors due to his investment experience, including service on the boards of directors of other healthcare companies.

Mark Chin has served as a member of our board of directors since May 2017. Since July 2021, Mr. Chin has served as a managing director at Arix Bioscience plc, a life science investment company.  From August 2016 to April 2020, Mr. Chin served as an investment manager at Arix Bioscience plc, a life science investment company. From September 2012 to July 2016, Mr. Chin served as a principal at Longitude Capital LLC, a healthcare venture capital firm. From January 2011 to September 2012, Mr. Chin served as a consultant with the Boston Consulting Group. Mr. Chin currently serves on the board of Harpoon Therapeutics, Inc., a clinical-stage immunotherapy company, Imara, Inc., a clinical stage hematology company, and Pyxis Oncology, Inc., a preclinical oncology company, and serves on a number of other private pharmaceutical and healthcare company boards.  Mr. Chin has a B.S. in management science from the University of California at San Diego, an M.B.A. from the Wharton School at the University of Pennsylvania and an M.S. in biotechnology from the University of Pennsylvania. We believe Mr. Chin is qualified to serve on our board of directors due to his investment experience in biotechnology and medical technology industries.

Michael W. Dunne has served as a member of our board of directors since December 2020. Since December 2020 Dr. Dunne has served as the chief medical officer at the Gates Medical Research Institute. Previously, Dr. Dunne served as our chief scientific officer from November 2015 to December 2020 and served as a consultant for us until March 31, 2022. From November 2014 until September 2015, Dr. Dunne was vice president of research and development at Actavis. From September 2010 to October 2014, Dr. Dunne served as chief medical officer of Durata Therapeutics, Inc., where he previously served as acting chief medical officer on a consulting basis from December 2009 to September 2010. From 1992 to 2009, Dr. Dunne served in a variety of roles in connection with the clinical development of numerous infectious disease compounds at Pfizer Inc., a biopharmaceutical company, including as the vice president, therapeutic area head of development for infectious disease from 2001 to 2009. Dr. Dunne served as a member of the board of directors of Aviragen Therapeutics, Inc, a biotechnology company from 2015 to 2018. Dr. Dunne holds a B.A. in economics from Northwestern University and an M.D. from the State University of New York Health Sciences Center. He completed his internal medicine residency and fellowships in infectious diseases and pulmonary medicine at Yale University School of Medicine. We believe Dr. Dunne is qualified to serve on our board of directors due to his role as co-founder of the Company, his deep knowledge of our Company and his extensive background and medical experience in infectious disease.

Beth P. Hecht has served as a member of our board of directors since March 2021.  Since October 2021, Ms. Hecht has served as chief legal officer and corporate secretary of Xeris Biopharma Holdings Inc., a speciality pharmaceutical company. From January 2019 to October 2021, Ms. Hecht served as senior vice president, general counsel and corporate secretary of Xeris Pharmaceuticals, Inc., a speciality pharmaceutical company. From October 2012 to December 2018, Ms. Hecht served as managing director and chief legal and administrative officer for Auven Therapeutics Management L.L.P., a global biotechnology and pharmaceutical private equity firm. Ms. Hecht previously served on the board of directors of Neos Therapeutics, Inc. a pharmaceutical company, from September 2015 until its acquisition by Aytu BioPharma Inc., formerly Aytu Bioscience, Inc., in March 2021 and also served on the board of directors of Aytu BioScience Inc. from March 2021 until May  2021. Ms. Hecht is a graduate of Amherst College and Harvard Law School and started her career as an attorney specializing in intellectual property and corporate transactions at Willkie Farr & Gallagher (New York) and then Kirkland & Ellis (New York).  We believe Ms. Hecht is qualified to serve on our board of directors due to her extensive experience in the pharmaceutical industry and her service on the boards of directors of other pharmaceutical companies.

Ronald M. Hunt has served as a member of our board of directors since November 2015. Since 2005, Mr. Hunt has served as a managing director and member of New Leaf Venture Partners, L.L.C., a venture capital firm. Previously, Mr. Hunt served at the Sprout Group, a venture capital firm, and was a consultant with consulting firms Coopers &

Lybrand Consulting and The Health Care Group. Mr. Hunt also previously served in various sales and marketing positions at Johnson & Johnson and SmithKline Beecham Pharmaceuticals. Mr. Hunt currently serves as a board member of Harpoon Therapeutics, Inc., a clinical-stage immunotherapy company and Rallybio Corporation, a clinical-stage biotechnology company, and on the boards of a number of private pharmaceutical and healthcare companies.  Mr. Hunt previously served on the board of directors of Neuronetics, Inc. from 2015 to May 2019. Mr. Hunt holds a B.S. from Cornell University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Hunt is qualified to serve on our board of directors due to his investment experience, his experience in the pharmaceuticals industry and his service on the boards of directors of other biopharmaceutical companies.

David G. Kelly has served as a member of our board of directors since August 2016. From September 2014 to January 2020, Mr. Kelly served as the executive vice president, Ireland of Horizon Therapeutics, plc, a biopharmaceutical company. Mr. Kelly served as managing director, Ireland of Horizon Therapeutics, plc until July 2018. From February 2012 to September 2014, Mr. Kelly served as chief financial officer of Vidara Therapeutics Inc., a pharmaceutical company. From May 2005 to January 2012, Mr. Kelly served as chief financial officer of AGI Therapeutics plc, a pharmaceutical company. Mr. Kelly also served as senior vice president, finance and planning of Warner Chilcott plc (formerly Galen Holdings plc), a pharmaceutical company listed on the London Stock Exchange (LSE). In addition, Mr. Kelly held roles at Elan Corporation, a pharmaceutical company, and KPMG.  Mr. Kelly holds a B.A. in economics from Trinity College, Dublin and is also a member of the Institute of Chartered Accountants in Ireland (ACA). We believe Mr. Kelly is qualified to serve on our board of directors due to his experience as a senior executive, particularly within the life science industry, including his experience in finance.

Former Members of our Board of Directors

Patrick J. Heron served as a member of our board of directors from November 2015 to March 2021, and as a member of our nominating and corporate governance committee from September 2017 to March 2021.

Shahzad Malik, M.D. served as a member of our board of directors from May 2017 to June 2021, and as a member of our compensation and nominating and corporate governance committees from September 2017 to June 2021.

Composition of the Board of Directors and Meetings

As outlined above, our Articles of Association provide that the number of directors shall not be less than two (2) or more than thirteen (13), with the exact number to be determined by the board, currently seven (7).

Under the Irish Companies Act 2014, and notwithstanding anything contained in our Articles of Association or in any agreement between us and any director, our shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard.  Our Articles of Association also provide that the office of a director will be vacated in certain circumstances including if the director resigns his or her office by notice in writing or is requested to resign in writing by not less than a majority of the other directors.    Under our Articles of Association, our board of directors has the authority to appoint directors to the board either to fill a vacancy or as an additional director. If the board fills a vacancy, the director will hold this position as a director for a term that will coincide with the remaining term of the relevant class of director.

Board Determination of Independence

Applicable rules of The Nasdaq Stock Market, or Nasdaq, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that within one year of the date of the completion of an initial public offering, all the members of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In order to be considered independent for purposes of Rule 10C-1 under the Exchange Act, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2022, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director.  Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Mr. Ahrens, Mr. Chin, Ms. Hecht, Mr. Hunt or Mr. Kelly, representing five of our seven current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules.  Mr. Fishman is not an independent director under Rule 5605(a)(2) because he is our President and Chief Executive Officer. Dr. Dunne is not an independent director under Rule 5605(a)(2) because he was an employee of the Company during the prior three years and provided consultancy services to a wholly owned subsidiary of the Company until March 31, 2022. Our board of directors has also determined that Messrs. Kelly, Ahrens and Chin and Ms. Hecht, who comprise our audit committee, Messrs. Hunt and Chin and Ms. Hecht, who comprise our compensation committee, and Messrs. Ahrens, Hunt and Kelly, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and Nasdaq.  Dr. Malik and Mr. Heron who each served on our board of directors for a portion of the fiscal year ending December 31, 2021 were also determined to be independent directors as defined under the Nasdaq Listing Rules.  In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company, including the transactions described below in “Certain Relationships and Related Party Transactions”,  and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our shares by each non-employee director as described above in “Share Ownership of Certain Beneficial Owners and Management”.

Nasdaq Diversity Matrix

On August 6, 2021, the SEC approved amendments to the Nasdaq Listing Rules related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) will require each Nasdaq-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) will require each Nasdaq-listed company, subject to certain exceptions, to provide statistical information about the company’s current board of directors, in a uniform format, related to each director’s self-identified gender and race, and self-identification as LGBTQ+. We are not required to fully comply with the Diverse Board Representation Rule until 2026. The statistical information required by the Board Diversity Disclosure Rule is provided in the matrix below.

Board Diversity Matrix (as of April [ ], 2022)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	0	0
Part II: Demographic Background
African American or Black	0	0
Alaskan Native or Native American	0	0
Asian	0	1
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	1	5
Two or More Races or Ethnicities	0	0
LGBTQ+	0	0
Did Not Disclose Orientation	0	0

Meetings of the Board of Directors

Our board holds at least four regular meetings each year.  Directors are expected to attend all meetings of the board and any committees on which they serve.

Our Articles of Association provide that each director and the auditors are entitled to attend and speak at any general meetings of shareholders of the Company.  5 of our directors attended our annual general meeting of shareholders in 2021.

Our board of directors met 10 times during 2021 and acted by written consent 5 times.  During 2021, no incumbent directors attended less than 75% of the aggregate of (i) the total number of meetings of the board and (ii) the total number of meetings of committees of the board on which he/she served, if any.

Board Leadership Structure

Brenton Ahrens, an independent director under applicable Nasdaq rules, currently serves as chairman of our board.  Mr. Ahrens’ duties as chairman of the board include determining the frequency and length of board meetings, recommending when special meetings of the board should be held, preparing or approving the agenda for each board meeting, chairing meetings of the board and of our independent directors, meeting with any director who is not adequately performing his or her duties as a member of the board or any committee of the board, facilitating communications between management and the board of directors, and assisting with other corporate governance matters.  Our board of directors believes that separating the duties of the chairman of the board from the duties of our chief executive officer enhances the board’s oversight of, and independence from, management, while also allowing our chief executive officer to focus on our day-to-day business operations instead of board administration.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board of directors.  The charters for each of these committees are available on our website at www.iterumtx.com.

Audit Committee

Our audit committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of David G. Kelly, Brenton K. Ahrens, Mark Chin and Beth P. Hecht. The chairperson of our audit committee is Mr. Kelly. The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•	recommending a qualified firm to serve as the independent registered public accounting firm to audit our financial statements to the board of directors;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing, upon completion of the audit, the Irish Statutory Financial Statements proposed to be filed with our annual return at the Irish Companies Registration Office;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related party transactions;

•

coordinating the board of directors’ oversight of our internal controls over financial reporting, including discussing with management and the independent registered public accounting firm the integrity of our financial reporting processes and internal controls;

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm;
•	discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled; and
•

supporting the board in minimizing the risks related to invested capital and ensuring that management administer the Company’s investment portfolio in accordance with the guidelines set out in the corporate investment policy.

Our board of directors has determined that Messrs. Kelly, Ahrens and Chin and Ms. Hecht each satisfy the independence standards for such committee established by the SEC and the Nasdaq Stock Market.

Our board of directors has determined that Mr. Kelly is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee has the requisite financial expertise required under the applicable requirements of the Nasdaq Stock Market. In arriving at this determination, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee met 5 times in 2021.

Compensation Committee

Our compensation committee consists of Ronald M. Hunt, Mark Chin and Beth P. Hecht. The chairperson of our compensation committee is Mr. Hunt. Shahzad Malik, M.D was a member of our compensation committee until he stepped down as a director in June 2021 due to commitments outside of our Company.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•

administering our share and equity incentive plans and delegating authority to subcommittees of the compensation committee to grant share awards under our equity incentive plans to persons who are then subject to Section 16 of the Exchange Act;

•	selecting independent compensation consultants, legal counsel or other advisors;
•

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and making recommendations to our board of directors regarding incentive compensation and equity plans.

Our compensation committee met 2 times in 2021 and acted by written consent 3 times in 2021.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Brenton K. Ahrens, Ronald M. Hunt and David G. Kelly. The chairperson of our nominating and corporate governance committee is Mr. Hunt.   Patrick Heron was a member of our nominating and corporate governance committee until he stepped down as a director in March 2021 and Shahzad Malik, M.D was a member of our nominating and corporate governance committee until he stepped down as a director in June 2021.

Specific responsibilities of our nominating and corporate governance committee include:

•	reviewing periodically and evaluating director performance on our board of directors and its applicable committees, and recommending to our board of directors and management areas for improvement;

•	interviewing, evaluating, nominating and recommending individuals for membership on our board of directors;

•	administering the process outlined in our Articles of Association concerning shareholder nominations for director candidates;

•	reviewing developments in corporate governance practices and recommending to our board of directors any amendments to our corporate governance policies;

•	overseeing and reviewing our processes and procedures to provide information to our board of directors and its committees; and

•	overseeing succession planning for senior executives.

Our nominating and corporate governance committee met 2 times in 2021 and acted by written consent 1 time in 2021.

Board Processes

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees.  Our management is responsible for risk management on a day-to-day basis.  The role of our board and its committees is to oversee the risk management activities of management.  They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.  In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operations risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices.  Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.  In addition, since risk issues often overlap, committees from time to time request that the full board discuss such risks.

Director Nomination Process

Generally, the board will be responsible for nominating directors for election to the board by the Company’s shareholders at the annual general meeting of shareholders and the persons to be elected by the board to fill any vacancies on the board. The nominating and corporate governance committee is responsible for identifying, reviewing and evaluating and recommending to the board candidates to serve as directors of the Company, in accordance with its charter and consistent with the criteria set by the board in our corporate governance guidelines described below under “Corporate Governance Guidelines”.  The board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  In making such recommendations, the nominating and corporate governance committee shall consider candidates proposed by the Company’s shareholders and shall review and evaluate information available to it regarding such candidates and shall apply the same criteria and shall follow substantially the same process in considering them, as it does in considering other candidates.    Shareholders may nominate individuals as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the shareholder or group of shareholders making the nomination, including the number of ordinary shares owned by such shareholder or group of shareholders, in writing to the nominating and corporate governance committee, c/o Secretary, Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland.    The nominating and corporate governance committee will evaluate shareholder-recommended candidates by following substantially the same process outlined above.

The nominating and corporate governance committee shall also administer the process outlined in our Articles of Association concerning shareholder nominations for director candidates.  Shareholders must follow the formal procedures described in our Articles of Association and in “Shareholder Proposals for 2023 Annual General Meeting of Shareholders” below in connection with any such nomination.

The nominating and corporate governance committee has not adopted a formal diversity policy but will consider issues of diversity among its members in identifying and considering nominees for director as well as age, skill and such other factors as it deems appropriate given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interest of our Company and shareholders.  The guidelines provide that:

•	the core responsibility of our board is to provide oversight of, and strategic guidance to, senior management;

•	the board will be composed of not less than a majority of independent directors, subject to any exceptions permitted by Nasdaq listing standards;

•	the independent directors of the board will meet periodically in executive session at least two times per year or such greater number as required by the Nasdaq listing standards;

•	board members have complete and open access to our management; and

•	the nominating and corporate governance committee will conduct an annual self-evaluation to determine whether the board and its committees are functioning effectively.

A copy of the Corporate Governance Guidelines is publicly available on our website at www.iterumtx.com.

Shareholder Communications to the Board of Directors

Shareholders who have questions or concerns should contact our Investor Relations department at +1 312 778 6073 or by email to IR@iterumtx.com.   Shareholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to Board of Directors c/o Secretary, Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.  Communications will be forwarded to other directors if they relate to substantive matters that the chairman of our board, in consultation with legal counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we receive repetitive or duplicative communications.

Compensation Committee Interlocks and Insider Participation

During 2021, the members of our compensation committee were Ronald M. Hunt (Chairman), Mark Chin, Beth P. Hecht and Shahzad Malik (into June 2021). No member of our compensation committee is, or has ever been, an officer or employee of our Company. None of our executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our compensation committee.

Executive Officers

The following table sets forth information regarding our executive officers as of March 31, 2022:

Name	Age	Position
Corey N. Fishman	57	Director, President and Chief Executive Officer
Sailaja Puttagunta	53	Chief Medical Officer
Judith M. Matthews	52	Chief Financial Officer

In addition to the biographical information for Mr. Fishman, which is set forth above, set forth below is certain biographical information about Dr. Puttagunta and Ms. Matthews:

Dr. Sailaja Puttagunta has served as our Chief Medical Officer since December 2021, and previously served as our Vice President of Clinical Development from January 2016 to December 2018. From October 2019 to December 2021, Dr. Puttagunta served as chief medical officer at BiomX Inc., a public biotechnology company, and from December 2018 to October 2019, she served as chief medical officer of BiomX Ltd. until its merger with BiomX, Inc. in October 2019. From January 2015 to January 2016, Dr. Puttagunta served as vice president of medical affairs at Allergan plc, formerly Actavis plc, a pharmaceutical company. From August 2014 to December 2014, Dr. Puttagunta served as vice president of development and medical affairs at Durata Therapeutics, Inc., a pharmaceutical company, and from June 2012 to July 2014, she served as Durata’s executive director of clinical and medical affairs. From 2006 to May 2012, Dr. Puttagunta served as a medical director at Pfizer Inc., a pharmaceutical company. Dr. Puttagunta graduated from Gandhi Medical College in Hyderabad, India and completed her residency in Internal Medicine and a fellowship in Infectious Diseases at Yale University School of Medicine. She also holds an M.S. in Biochemistry from the New York University School of Medicine.

Judith M. Matthews has served as our Chief Financial Officer since November 2015. From 2012 to February 2015, Ms. Matthews served as vice president of finance at Durata Therapeutics, Inc. From 2009 to 2012, Ms. Matthews served as head of financial planning & analysis at Bally Total Fitness Corporation, a fitness club chain. From 2004 to 2008, Ms. Matthews served as vice president of finance for the Sterno Group, a subsidiary of Blyth, Inc., a home products company. Ms. Matthews holds a B.A. in accounting from the University of Illinois at Urbana-Champaign and a Master of Management in finance and marketing from the Kellogg School of Management at Northwestern University.

executive officer and director compensation

The following discussion provides details of the compensation and other benefits paid by us and our subsidiaries to certain executive officers for services provided for the years ended December 31, 2021 and 2020 and to the members of our board of directors for services provided for the year ended December 31, 2021.

Executive and Director Compensation Processes

Our executive compensation program is administered by our compensation committee, subject to oversight by our board of directors.  Our compensation committee reviews our executive compensation practices on an annual basis and approves, or recommends for approval by the board, the compensation of the Company’s executives.

Our compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation.

In February 2021 at the direction of our compensation committee, our Company retained Coda Advisors LLC, or Coda, as an independent compensation consultant to provide comparative data on executive compensation practices in our industry and to provide advice to the compensation committee in relation to our executive compensation program for the year ended December 31, 2021, including advice and recommendations on the amounts and forms of executive compensation. While Coda provides advice to the Company and the compensation committee in relation to such compensation practices, the compensation committee ultimately makes its own decisions with regard to our executive and director compensation programs.

For the year ended December 31, 2021, the compensation committee reviewed information regarding the independence and potential conflicts of interest of Coda, taking into account, among other things (i) the provision of other services to the Company by Coda; (ii) the amount of fees received by Coda from the Company as a percentage of its total revenue; (iii) Coda’s policies and procedures to prevent conflicts of interest; (iv) any business or personal relationships that Coda has with any member of the compensation committee; (v) any shares held by Coda in the Company; and (vi) any business or personal relationship Coda or Coda employees have with any executive officers of the Company.  Based on this review, the compensation committee concluded that the engagement did not raise any conflict of interest.

Executive Officer Summary Compensation Table

The following table provides details of the compensation and other benefits paid or accrued by us and our subsidiaries to our named executive officers for the year ended December 31, 2021, who are our President and Chief Executive Officer, Corey N. Fishman, and our two next most highly compensated executive officers, Dr. Sailaja Puttagunta, our Chief Medical Officer, and Ms. Judith M. Matthews, our Chief Financial Officer:

Name and Principal Position	Year Ended December 31,	Salary ($)	Bonus(1) ($)	Share Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Corey N. Fishman	2021	573,000	125,000	688,000	9,240,000	236,363	4,902	10,867,265
President and Chief Executive Officer	2020	561,008	190,561	681,725	—	315,150	4,902	1,753,346
Sailaja Puttagunta (5)	2021	39,583	86,000	240,000	810,000	—	207	1,175,790
Chief Medical Officer
Judith M. Matthews	2021	381,410	50,000	320,000	3,388,000	100,120	2,315	4,241,845
Chief Financial Officer	2020	365,727	104,467	254,375	—	133,494	2,450	860,513

(1) The amounts reported in the "Bonus" column for Mr. Fishman and Ms. Matthews reflect certain discretionary cash bonuses paid to our executive officers to incentivise the continued dedication of executives during 2021 and 2020 and the amount reported in the "Bonus" column for Dr. Puttagunta reflects a bonus paid to Dr. Puttagunta within 30 days of her commencing employment in accordance with the terms of her offer letter with Iterum Therapeutics US Limited.

(2) The amounts reported do not reflect the amounts actually received by our executive officers. Instead, these amounts reflect the aggregate grant date fair values of (i) restricted share units and share options granted to each of our executive officers during the year ended December 31, 2021 and (ii) performance restricted share units and share options granted to Mr. Fishman and Ms. Matthews during the year ended December 31, 2020, each as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 718, which, in the case of performance restricted share units, is based upon the probable outcome of such conditions for the performance restricted share units. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our executive officers who have received share options will only realize compensation with regard to these share options to the extent the trading price of our ordinary shares is greater than the exercise price of such share options and such share options vest.

(3) Amount represents cash bonuses earned for the 12-month periods ending December 31, 2021 and 2020, respectively. Amounts disclosed for the year ended December 31, 2021 exclude payments made in 2021 for 2020 bonuses. Amounts disclosed for the year ended December 31, 2020 exclude payments made in 2020 for 2019 bonuses.

(4) Includes the dollar value of life insurance premiums paid by the company for the benefit of such executive.
(5) Dr. Puttagunta was appointed as our Chief Medical Officer in December 2021.

Narrative Disclosure to Executive Officer Summary Compensation Table

Base Salary

During the year ended December 31, 2021, we paid annualized base salaries of $573,000 to Mr. Fishman, $475,000 to Dr. Puttagunta and $381,410 to Ms. Matthews. During the year ended December 31, 2020, we paid annualized base salaries of $561,008 to Mr. Fishman, and $365,727 to Ms. Matthews.

In January 2022, our compensation committee approved an increase to the annualized base salaries of Mr. Fishman and Ms. Matthews effective February 1, 2022, as follows: $590,190 for Mr. Fishman, and $396,666 for Ms. Matthews.

None of the named executive officers are currently party to any employment arrangements that provide for automatic or scheduled increases in base salary.

Non-Equity Incentive Plan Compensation

Our named executive officers participate in a cash bonus program which is tied to the achievement of strategic and corporate goals of the Company, which are approved annually by our compensation committee.   Our compensation committee determines the amount of these bonuses, if any, based on its assessment of the named executive officers’ performance and that of the Company against goals established annually.

Under their respective employment agreements, the annual target bonus for Mr. Fishman is 55% of his current base salary, the annual target bonus for Dr. Puttagunta is 45% of her current base salary and the annual target bonus for Ms. Matthews was 35% of her current base salary, adjusted to 40% in January 2022 on approval of the compensation committee, with such adjustment to be effective for 2022.

At the beginning of each year, our compensation committee reviews the accomplishments of the named executive officers as measured against the previous year’s goals, whether each goal had been achieved and the relative weight that should be given to each goal in determining the cash bonus payment for that year.  Based on its review, the compensation committee recommended cash bonus payments of $236,363 to Mr. Fishman and $100,120 to Ms. Matthews with respect to the year ended December 31, 2021. The compensation committee recommended cash bonus payments of $315,150 to Mr. Fishman and $133,494 to Ms. Matthews with respect to the year ended December 31, 2020.

Bonuses

During 2021, the compensation committee also recommended special retention bonus payments for executives of $125,000 to Mr. Fishman and $50,000 to Ms. Matthews to incentivise the continued dedication of executives during 2021.  In addition, in connection with her commencement of employment, Dr. Puttagunta was paid a bonus of $86,000 on December 28, 2021.

Equity Incentive Awards

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers and our shareholders.  In addition, we believe that our ability to grant share options and other equity-based awards helps us to attract, retain and motivate our executive officers and encourages them to devote their best efforts to our business and financial success.

In March 2021, pursuant to powers delegated to it by the board of directors, our compensation committee approved the grant of restricted share units, or RSUs, under our Amended and Restated 2018 Equity Incentive Plan, as amended, or the 2018 Plan, to Mr. Fishman and Ms. Matthews in the following number for services provided: 430,000 to Mr. Fishman and 200,000 to Ms. Matthews. These RSUs vest in the following proportions: (i) 50% on March 11, 2022; and (ii) 50% on March 11, 2023, subject to each such named executive officer’s continued provision of services to us on each vesting date. In March 2021, the compensation committee also approved the grant of share options under the 2018 Plan to Mr. Fishman and Ms. Matthews to purchase the following number of ordinary shares, which grants became effective on June 23, 2021, and which had an exercise price of $2.01 per share: 5,280,000 to Mr. Fishman and 1,936,000 to Ms. Matthews. Such share options vest as to 25% of the ordinary shares underlying such share options on the first anniversary of the date of grant based on each such named executive officer’s continued service with us through that date and the remaining 75% of the ordinary shares underlying such share options vest in equal monthly instalments thereafter subject to each such named executive officer’s continued provision of services to us on each vesting date.

In connection with Dr. Puttagunta’s employment commencement in December 2021, she was granted (i) an inducement share option award to purchase 1,800,000 ordinary shares on December 10, 2021, which vests as to 25% of the shares underlying the share option on December 1, 2022 and vests as to an additional 2.0833% of the shares underlying the share option at the end of each successive month following such date until December 1, 2025, and which has an exercise price of $0.48 per share and (ii) an inducement RSU award for 500,000 ordinary shares which vests as to 25% of the shares on each anniversary of the grant date through 2025. These awards were each made as an inducement to employment in accordance with Nasdaq Listing Rule 5635(c)(4) and were granted pursuant to our 2021 Inducement Equity Incentive Plan, or the 2021 Inducement Plan, and not pursuant to the terms of our 2018 Plan.

In February 2020, pursuant to powers delegated to it by the board of directors, our compensation committee approved the grant of performance restricted share units, or PSUs, under our 2018 Plan to Mr. Fishman and Ms. Matthews which were subject to certain performance-based vesting conditions. The following number of PSUs were granted to Mr. Fishman and Ms. Matthews: 335,000 to Mr. Fishman and 125,000 to Ms. Matthews. These PSUs were to vest in the following proportions, in each case subject to such executive remaining in continued service with us: (i) 50% upon board certification of the acceptance by the United States Food and Drug Administration, or the FDA, of a New Drug Application, or NDA, provided such event occurs on or before December 31, 2021, which vesting occurred on January 25, 2021; and (ii) 50% on the date which is the initial deadline set by the FDA to complete its review of such NDA in accordance with the Prescription Drug User Fee Act, provided such event occurs on or before December 31, 2021, which we refer to as the FDA Review Goal.  Although the FDA Review Goal was satisfied timely, each of Mr. Fishman and Ms. Matthews had waived their right to receive the shares that would have been issued upon vesting.

Outstanding Equity Awards at December 31, 2021

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2021. All equity awards were granted under our 2015 Equity Incentive Plan, our 2018 Plan and our 2021 Inducement Plan.

	Option Awards (1)				Share Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($) (2)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Corey N. Fishman	65,351(3)	—	3.30	09/11/2027	—	—
	114,046	13,261(4)	13.00	05/23/2028	—	—
	106,250	43,750(5)	5.80	02/14/2029	—	—
	—	5,280,000(6)	2.01	06/22/2031	—	—
	—	—	—	—	430,000(7)	168,560
Sailaja Puttagunta	—	1,800,000(8)	0.48	12/09/2031	—	—
	—	—	—	—	500,000(9)	196,000
Judith M. Matthews	11,882 (3)	—	3.30	09/11/2027	—	—
	21,383	2,487(4)	13.00	05/23/2028	—	—
	21,250	8,750(5)	5.80	02/14/2029	—	—
	—	1,936,000(6)	2.01	06/22/2031	—	—
	—	—	—	—	200,000(7)	78,400

(1) Pursuant to the equity agreements between the named executive officer and us, the vesting of such named executive officer’s share and option awards will accelerate under certain circumstances as described under the section titled “—Potential Payments Upon Termination or Change in Control" below.

(2) The exercise price per share of the share options reflects the fair market value per ordinary share on the date of grant.

(3) Share option that vested as to 25% of the ordinary shares underlying the share option on September 12, 2018 with the remaining ordinary shares vesting in equal monthly installments thereafter until September 12, 2021.

(4) Share option that vested as to 25% of the ordinary shares underlying the share option on May 24, 2019 with the remaining ordinary shares vesting in equal monthly installments thereafter until May 24, 2022, subject to continued service with us through each relevant vesting date.

(5) Share option that vested as to 25% of the ordinary shares underlying the share option on February 15, 2020 with the remaining ordinary shares vesting in equal monthly installments thereafter until February 15, 2023, subject to continued service with us through each relevant vesting date.

(6) Share option that vests as to 25% of the ordinary shares underlying the share option on June 23, 2022 with the remaining ordinary shares vesting in equal monthly installments thereafter until June 23, 2025, subject to continued service with us through each relevant vesting date.

(7) Restricted share units that vest 50% on March 11, 2022, and 50% on March 11, 2023, subject to continued service with us through each relevant vesting date.

(8) Share option that vests as to 25% of the ordinary shares underlying the share option on December 1, 2022 with the remaining ordinary shares vesting in equal monthly installments thereafter until December 1, 2025, subject to continued service with us through each relevant vesting date.  This award was granted under our 2021 Inducement Plan as an inducement material to Dr. Puttagunta's acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

(9) Restricted share units that vest as to 25% of the shares underlying the award on December 1, 2022 with the remaining shares scheduled to vest in equal monthly installments thereafter, subject to continued service with us through each relevant vesting date.  This award was granted under our 2021 Inducement Incentive Plan as an inducement material to Dr. Puttagunta's acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

Employment Agreements with Executive Officers

We have entered into offer letters with each of our named executive officers.  The offer letters generally provide for at-will employment and set forth the executive’s initial base salary, target variable compensation, eligibility for employee benefits, the terms of initial equity grants and severance benefits on a qualifying termination.  Each of our named executive officers has also executed our standard form proprietary information agreement.  Any potential payment and benefits due upon a termination of employment or change of control of us are further described below.

Corey N. Fishman serves as our President and Chief Executive Officer. On November 18, 2015, Mr. Fishman entered into an offer letter with Iterum Therapeutics US Limited, our indirect wholly owned subsidiary. The offer letter has no specific term and constitutes an at-will employment arrangement.  On May 2, 2018, Mr. Fishman entered into an amended offer letter, which became effective upon the closing of our initial public offering pursuant to which Mr. Fishman’s base salary became $540,000, and his discretionary annual target performance bonus increased from 50% to 55% of his annual base salary. His base salary was reviewed in December 2020 and increased to $573,000, effective January 1, 2021. His base salary was reviewed in January 2022 and increased to $590,190, effective February 1, 2022.

Sailaja Puttagunta serves as our Chief Medical Officer.  On October 27, 2021, Dr. Puttagunta entered into an offer letter with Iterum Therapeutics US Limited, our indirect wholly owned subsidiary.   The offer letter has no specific term and constitutes an at-will employment arrangement.  Dr. Puttagunta commenced employment on December 1, 2021.   Dr. Puttagunta’s base salary is $475,000 and her discretionary annual target performance bonus is 45% of her annual base salary.  Dr. Puttagunta was also entitled to an initial bonus payment of $86,000 within 30 days of commencing employment and a subsequent bonus payment of $86,000 within 30 days of the six-month anniversary of commencement of employment, conditioned upon Dr. Puttagunta’s continuing employment with the Company on such payment date.

Judith M. Matthews serves as our Chief Financial Officer. On November 18, 2015, Ms. Matthews entered into an offer letter with Iterum Therapeutics US Limited, our indirect wholly owned subsidiary. The offer letter has no specific term and constitutes an at-will employment arrangement. Ms. Matthews entered into an amended offer letter, which became effective upon the closing of our initial public offering pursuant to which Ms. Matthews’ base salary became $350,000, and her discretionary annual target performance bonus increased from 25% to 35% of her annual base salary.  In January 2022 our compensation committee approved an increase in Ms. Matthew’s annual target performance bonus to 40%.   Ms. Matthew’s base salary was reviewed in December 2020 and increased to $381,410, effective January 1, 2021. Her base salary was reviewed in January 2022 and increased to $396,666, effective February 1, 2022.

Potential Payments Upon Termination or Change in Control

Our agreements with each of our named executive officers provide that upon the termination of his or her employment by us other than for cause (other than due to death or disability), or by the named executive officer with good reason (each as defined below), he or she will be entitled to receive the following severance benefits:

•

cash severance equal to a fixed number of months of such executive’s base salary (twelve months in the case of Mr. Fishman and nine months in the case of Dr. Puttagunta and Ms. Matthews), payable in installments following such termination in the form of base salary continuations; and

•	Company-paid COBRA premiums for up to 12 months (or 18 months for Mr. Fishman) following such executive’s termination date.

“Cause” for termination as used in each of the offer letters means (a) commission or conviction by the named executive officer (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) commission by the named executive officer or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company; (c) material breach by the named executive officer of his or her duties to the Company; (d) intentional damage by the named executive officer to any property of the Company; (e) misconduct, or other violation of Company policy that causes harm; (f) material violation by the named executive officer of any written and fully executed contract or agreement between him or her and the Company; or (g) conduct by the named executive officer which, in the good faith and reasonable determination of the Company, demonstrates gross unfitness to serve. The determination that a termination is for Cause shall be made by the Company in its sole discretion.

Pursuant to each of the offer letters, the named executive officer shall have “good reason” for resigning from employment with the Company if any of the following actions are taken by the Company without his or her prior written consent: (a) a material reduction in his or her base salary, which is a reduction of at least 10% of his or her base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (b) a material reduction in his or her duties (including responsibilities and/or authorities), provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless his or her new duties are materially reduced from the prior duties; or (c) relocation of the name executive officer’s principal place of employment to a place that increases his or her one-way commute by more than fifty (50) miles as compared to his or her then-current principal place of employment immediately prior to such relocation.

If such a qualifying termination occurs within the period beginning one month prior to and ending 12 months following a change of control of us, the cash severance payment entitlement described above will increase to 12 months of such executive’s then current base salary in the case of Dr. Puttagunta and Ms. Matthews, and to 18 months of his then current base salary in the case of Mr. Fishman. The executives will also be entitled to an additional cash payment equal to a percentage of such executives’ target annual bonus for the year of termination, equal to 100% in the case of Dr. Puttagunta and Ms. Matthews and 150% in the case of Mr. Fishman.

Each offer letter also contains a “better after-tax” provision, which provides that if any of the payments to such named executive officer constitutes a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Payment of any of the severance benefits described above is also conditioned on the named executive officer’s delivery and non-revocation of a general release of claims in our favor.

In addition, pursuant to the equity agreements between each of the named executive officers and us, in the event of a qualifying termination in connection with a change of control, the vesting and exercisability of any then-unvested share options, restricted share unit awards or any other share awards outstanding under the 2015 Plan, the 2018 Plan and/or the 2021 Inducement Plan held by each of Mr. Fishman, Dr. Puttagunta and Ms. Matthews, will be accelerated in full.

On March 11, 2020, on recommendation from the compensation committee, our board of directors approved the creation of a carve out plan to reward certain key employees including Mr. Fishman, Ms Matthews and Dr. Puttagunta in the event of a change of control.   The aggregate amount payable under the plan will be calculated on a tiered basis based on the upfront consideration payable to us and our equityholders in connection with such change of control, with potential aggregate amounts payable under the plan falling within a range around approximately 2.5% of the upfront consideration.  The other terms of the plan and each executive’s entitlement to participate are to be determined at the time of the change of control transaction.

Director Compensation – Summary Compensation Table

The following table shows the total compensation paid or accrued by us and our subsidiaries during the year ended December 31, 2021, to each of our current and former non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Share Awards ($) (1)(3)	All Other Compensation ($) (4)	Total ($)
Brenton K. Ahrens	73,000	110,000	—	—	183,000
Mark Chin	48,500	—	110,000	—	158,500
Michael Dunne, M.D.	35,000	—	147,260	342,800	525,060
Beth P. Hecht (5)	38,396	—	137,123	—	175,519
Patrick J. Heron (6)	9,750	—	110,000	—	119,750
Ronald M. Hunt	54,000	—	110,000	—	164,000
David G. Kelly	54,000	110,000	—	—	164,000
Shahzad Malik, M.D. (7)	22,500	—	110,000	—	132,500
		—

(1) The amounts reported do not reflect the amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair values of share options and restricted share units granted to our directors during the year ended December 31, 2021, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors who have received share options will only realize compensation with regard to these share options to the extent the trading price of our ordinary shares is greater than the exercise price of such share options.

(2) The aggregate number of shares subject to outstanding share options held by each of our non-employee directors as of December 31, 2021 were as follows: Mr. Ahrens: 84,377; Mr. Chin: 0; Dr. Dunne: 0; Ms. Hecht: 0;  Mr. Heron 0; Mr. Hunt: 11,241; Dr. Malik: 0; Mr. Kelly: 130,728.

(3) The aggregate number of shares subject to outstanding restricted share units held by each of our non-employee directors as of December 31, 2021, were as follows: Mr. Ahrens: 0; Mr. Chin: 36,798; Dr. Dunne: 47,292; Ms. Hecht: 44,440;  Mr. Heron 0; Mr. Hunt: 36,798; Dr. Malik: 0; Mr. Kelly: 0.

(4) Represents consulting fees paid to Dr. Dunne in connection with his consulting arrangement.
(5) Ms. Hecht was appointed to the board of directors, effective as of March 2021.
(6) Mr. Heron resigned as a member of our board of directors as of March 2021.
(7) Dr. Malik resigned as a member of our board of directors as of June 2021.

Consulting Agreement

During 2021, we compensated Michael Dunne, M.D., our former chief scientific officer and current member of our board of directors, pursuant to a consulting agreement dated February 21, 2021. The consulting agreement entitled Dr. Dunne to consulting fees of $16,900 per month and to payments in an aggregate amount of up to $220,000 on the achievement of milestones set out in the consulting agreement.  The consulting agreement was amended, effective September 30, 2021, to extend the term of the consulting agreement by three months, or until December 31, 2021.   It was further amended, effective as of December 31, 2021, to extend the term of the consulting agreement by a further three months, or until March 31, 2022, and to reduce the monthly service fee payable thereunder to $10,000 per month. In connection with the entry into the consulting agreement with Dr. Dunne, the compensation committee approved certain changes to the terms and conditions of the share options and restricted share units granted to Dr. Dunne in his capacity as chief scientific officer, as set forth in “Certain Relationships and Related Party Transactions—Consulting Agreement and Share Award Letter” below.  $342,800 was paid to Dr. Dunne in 2021 for services provided pursuant to the consulting agreement.

Non-Employee Director Compensation Policy

Under our Amended and Restated Non-Employee Director Compensation Policy each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers, each paid in four equal quarterly installments and equity awards.  Each director receives an annual base cash retainer of $35,000 for such service. The non-executive chairperson of our board of directors receives an additional annual base cash retainer of $27,500 for such service.

The policy also provides that we compensate the members of our board of directors for service on our committees as follows:

•	The chairperson of our audit committee receives an annual cash retainer of $15,000 for such service and each of the other members of the audit committee receives an annual cash retainer of $7,500.

•

The chairperson of our compensation committee receives an annual cash retainer of $12,000 for such service and each of the other members of the compensation committee receives an annual cash retainer of $6,000.

•

The chairperson of our nominating and corporate governance committee receives an annual cash retainer of $8,000 for such service and each of the other members of the nominating and corporate governance committee receives an annual cash retainer of $4,000.

•

Directors may elect to receive share options or restricted share units, or a mixture of both in lieu of his/her cash retainer on the date on which such retainer would otherwise have been paid in cash on the terms and subject to the conditions set forth below with respect to director equity awards, provided that any such election is made no later than December 31 of the calendar year prior to the year that the compensation is earned; and provided further that each such share option and restricted share unit award will vest in full upon the first anniversary of the vesting commencement date, with the vesting commencement date being the first day of each calendar quarter for which such cash retainer is earned, or the date of election to the board in the case of a newly appointed director.

The policy further provides for the grant of annual equity awards as follows:

•	Each director will receive annual equity awards with a fixed value of $110,000.

•

The equity awards will be granted as a mix of share options and restricted share units, at such director’s discretion. Each director must determine their mix of equity awards no later than 30 days prior to the applicable grant date.

•	All equity awards will vest on the one-year anniversary of the grant date.

•

The value of a share option to be granted under this policy will be determined using the same method we use to calculate the grant-date fair value of share options in our financial statements, except that no provision will be made for estimated forfeitures related to service-based vesting. The actual number of shares to be granted under a restricted share unit award under this policy will be determined by dividing the grant date value by a 30-day volume weighted average trading price (ending on the trading day immediately preceding the grant date).

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our board of director and committee meetings.

Anti-Hedging and Anti-Pledging Policies

We prohibit our directors, officers, and employees from engaging in the following transactions with respect to securities of the Company:

•	short sales;
•	transactions in put or call options;
•	hedging transactions;
•	margin accounts;
•	pledges; or
•	other inherently speculative transactions.

Risk Considerations in Our Compensation Program

Our compensation committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across our Company.  It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers.  We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our Company.  In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

equity compensation plans and other benefit plans

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2021.  As of December 31, 2021, we had two equity compensation plans, the 2018 Equity Incentive Plan, or the 2018 Plan, and the 2015 Equity Incentive Plan, or the 2015 Plan, each of which were approved by our shareholders. In addition, from time to time, the compensation committee grants inducement equity awards to individuals as an inducement material to the individual’s entry into employment with us within the meaning of Nasdaq Listing Rules, pursuant to our 2021 Inducement Plan that was adopted by our board of directors without shareholder approval.

Plan category	Number of securities to be issued upon exercise of outstanding options/share awards (a)	Weighted average exercise price of outstanding options(1) (b)	Number of securities remaining for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	15,515,138	$2.20	3,282,629
Equity compensation plans not approved by shareholders	2,300,000(2)	$0.48	2,700,000
Total	17,815,138	$1.98	5,982,629

(1) The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding share options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.

(2) Represents a share option award and a restricted share unit award granted to Dr. Puttagunta on December 10, 2021 as an inducement material to Dr. Puttagunta's acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) under our 2021 Inducement Plan.

2021 Inducement Equity Incentive Plan

On November 24, 2021, our board of directors adopted without shareholder approval the 2021 Inducement Plan and, subject to the adjustment provisions of the 2021 Inducement Plan, reserved 5,000,000 ordinary shares for issuance pursuant to equity awards granted under the 2021 Inducement Plan. In accordance with Nasdaq Listing Rule 5635(c)(4), awards under the 2021 Inducement Plan may only be made to individuals who were not previously employees or nonemployee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. The 2021 Inducement Plan provides for the grant of nonstatutory share options, or NSOs, share appreciation rights, or SARs, restricted shares, restricted share units, or RSUs, performance-based share awards, and other share awards.

As of December 31, 2021, share options to purchase 1,800,000 ordinary shares were outstanding under our 2021 Inducement Plan, with a weighted-average exercise price of $0.48 per share. As of December 31, 2021, there were 500,000 ordinary shares to be issued upon vesting of outstanding RSUs.

2018 Equity Incentive Plan

Our board of directors adopted our 2018 Plan in March 2018 and our shareholders approved the 2018 Plan in May 2018, and the Plan was most recently amended and restated in June 2020 and further amended in June 2021.   Our 2018 Plan authorizes the award of incentive share options that may qualify for favorable tax treatment under U.S. tax laws to their recipients under Section 422 of the Code, or ISOs, NSOs, SARs, restricted shares, RSUs, performance-based share awards, and other share awards, which are collectively referred to as awards. We may grant awards under the 2018 Plan to our employees, including our officers, and employees of our affiliates. A separate sub-plan to the 2018 Plan has been established for the purpose of granting awards to our non-employee directors and consultants and non-employee directors and consultants of our affiliates, which we refer to as the Sub-Plan. The provisions of the 2018 Plan apply in their entirety to any awards made under the Sub-Plan save for certain amendments set out in the Sub-Plan required in the context of awards to our non-employee directors and consultants and non-employee directors and consultants of our affiliates, rather than employees,  including references to eligible participants under the Sub-Plan.

As of December 31, 2021, share options to purchase 14,117,253 ordinary shares were outstanding under our 2018 Plan, with a weighted-average exercise price of $2.19 per share. As of December 31, 2021, there were 1,285,328 ordinary shares to be issued upon vesting of outstanding RSUs.

Our 2018 Plan is administered by our board of directors or a duly authorized committee or subcommittee of our board of directors.  Our board of directors has authorized our compensation committee to administer certain aspects of the 2018 Plan.  For purposes of this summary, where appropriate in the relevant context, the term “board of directors” may include the compensation committee or any other committee to whom the board of directors delegates authority, as indicated in the 2018 Plan. Our board of directors may also delegate to one or more of our officers the authority to designate employees (other than officers) to receive specified awards under the 2018 Plan and determine the number of shares subject to such awards.

Our board of directors has the authority to construe and interpret our 2018 Plan, grant and amend awards, determine the terms of such awards and make all other determinations necessary or advisable for the administration of the plan, including, but not limited to, repricing share options or SARs without prior shareholder approval.  All determinations, interpretations and constructions made by the board of directors in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

Awards granted under our 2018 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as otherwise determined by our compensation committee or under the terms of our 2018 Plan or an applicable award agreement.

Our 2018 Plan provides that in the event of certain specified significant corporate transactions, each outstanding award will be treated as determined by our board of directors unless otherwise provided in an award agreement or other written agreement between us and the award holder. The board of directors may take one of the following actions with respect to such awards:

•	arrange for the assumption, continuation or substitution of an award by the surviving or acquiring corporation (or its parent company);
•	arrange for the assignment of any reacquisition or repurchase rights held by us in respect of ordinary shares issued under an award to a surviving or acquiring corporation (or its parent company);
•

accelerate the vesting, in whole or in part, of the award and, if applicable, the time at which the award may be exercised, and provide for its termination prior to the transaction if it is not exercised at or prior to the closing of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;
•

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the closing of the transaction, in exchange for a cash payment or no payment, as determined by our board of directors; and

•

cancel or arrange for the cancellation of the award to the extent not exercised prior to the closing of the transaction, in exchange for a payment, in the form determined by our board of directors, equal to the excess, if any, of (A) the per share amount payable to holders of our ordinary shares in the transaction over (B) any exercise price payable by the participant in connection with the award, multiplied by the number of vested shares subject to the award.

A corporate transaction generally will be deemed to occur in the event of: (i) a sale of all or substantially all of our assets, (ii) the sale or disposition of at least 50% of our outstanding securities, (iii) the consummation of a merger or consolidation where we do not survive the transaction or (iv) the consummation of a merger or consolidation where we do survive the transaction but our ordinary shares outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction. In addition, any one or more of the above events may be effected pursuant to (x) a takeover under Irish Takeover Rules; (y) a compromise or arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of the Republic of Ireland, or the 2014 Act or (z) Chapter 2 of Part 9 of the 2014 Act.

The board of directors need not take the same action or actions with respect to all awards or portions of awards or with respect to all participants.  The board of directors may take different actions with respect to the vested and unvested portions of an award.

Notwithstanding the foregoing, if during the period beginning on the date that is 30 days prior to and ending on the date that is 12 months following the consummation of a corporate transaction that also qualifies as a “change in control” (as defined below), if a participant’s services to the Company (or its successor in the change in control) are involuntarily terminated without “cause” (as defined below) or a participant resigns service to the Company (or its successor in the change in control) in all capacities for “good reason” (as defined below), and, in either case other than as a result of the participant’s death or disability, then as of the date of the participant’s termination of service, the vesting and exercisability of any then-unvested award held by a participant will be accelerated in full.

A “change in control” for purposes of the 2018 Plan is defined, in summary, as (i) the acquisition by a person or a group of more than 50% of our outstanding shares other than by virtue of a merger or consolidation; (ii) our involvement in a merger, consolidation, or similar transaction, unless our shareholders prior to such event continue to own, in substantially the same proportions as before the transaction, more than 50% of the entity surviving such event; our shareholders or our board approves a plan of liquidation or dissolution or our complete dissolution or liquidation otherwise occurs; (iii) a sale or other disposition of all or substantially all of our assets (other than a sale to an entity more than 50% of which is owned by our shareholders in substantially the same proportions as their ownership of us immediately prior to such transaction); or (iv) a change, without approval by our board of directors, of a majority of our board of directors.  In addition, any one or more of the above events may be effected pursuant to (x) a compromise or arrangement sanctioned by the Irish courts under Section 450 of the 2014 Act, (y) a scheme, contract or offer which has become binding on all shareholders pursuant to Section 609 of the 2014 Act, or (z) a bid pursuant to Regulation 23 or 24 of the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006.

“Cause” as used in the 2018 Plan has the meaning ascribed to such term in any written agreement between the participant and us defining such term but, in the absence of such a definition, means, in summary (i) the participant’s commission of a felony or crime involving fraud, dishonesty or moral turpitude; (ii) the participant’s attempted commission of, or participation in, a fraud or act of dishonesty against us or an affiliate of ours; (iii) the participant’s intentional, material violation of any contract or agreement between the participant and us or an affiliate of ours, of any statutory duty owed to us or an affiliate of ours; (iv) the participant’s unauthorized use or disclosure of our (or an affiliate’s) confidential information or trade secrets; or (v) the participant’s gross misconduct.  In addition, “good reason” as used in the 2018 Plan has the meaning ascribed to such term in any written agreement between the participant and us defining such term but, in the absence of such a definition, means, in summary, any of the following actions taken without the participant’s consent: (i) a material reduction of the participant’s base compensation, other than a reduction that applies generally to all executives; (ii) a material reduction in the participant’s authority, duties and responsibilities; (iii) failure or refusal of a successor of ours to materially assume our obligations under the participant’s offer letter and/or employment agreement, if applicable, in the event of a change in control; or (iv) a relocation of the participant’s principal place of employment that results in an increase in the participant’s one-way driving distance by more than 50 miles from the participant’s then current principal residence.  In addition, in order to resign for “good reason” a participant must provide written notice of the event giving rise to “good reason” to us within 90 days after the condition arises, allow us at least 30 days to cure such provision, and if we fail to cure the condition, resign from all positions not later than 90 days after the end of such cure period.

Our board of directors has the authority to amend, suspend, or terminate our 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders. No awards may be granted under our 2018 Plan while it is suspended or after it is terminated.

2015 Equity Incentive Plan

•

Our board of directors adopted, and our shareholders approved our 2015 Plan in November 2015. The 2015 Plan was amended most recently in May 2017. The 2015 Plan provided for the grant of ISOs, NSOs, restricted share awards, RSUs, SARs, and other share awards to our employees, directors and consultants.

•

Since the 2018 Plan became effective, we no longer grant awards under the 2015 Plan. However, any outstanding awards granted under the 2015 Plan remain outstanding, subject to the terms of the 2015 Plan and the applicable award agreements, until such outstanding share options are exercised or until they terminate or expire by their terms.

•

Authorized Shares. As of December 31, 2021, share options to purchase 112,557 ordinary shares were outstanding under our 2015 Plan, with a weighted-average exercise price of $3.31 per share. No other forms of awards were outstanding under the 2015 Plan as of December 31, 2021.

•

Plan Administration. Our 2015 Plan may be administered by our board of directors or another duly authorized committee. Our 2015 Plan is currently administered by our compensation committee. Our board of directors or another duly authorized committee has the authority to construe and interpret our 2015 Plan, amend the plan and outstanding awards and make all other determinations necessary or advisable for the administration of the plan, including, but not limited to, repricing share options or SARs without prior shareholder approval.

•

Corporate Transactions. Our 2015 Plan provides that in the event of a corporate transaction, each outstanding award will be treated as determined by our board of directors unless otherwise provided in an award agreement or other written agreement between us and the award holder. The board of directors may generally take the same actions as summarized above in connection with awards under the 2018 Plan, and the definition of a corporate transaction under the 2015 Plan is substantially the same as such defined term in the 2018 Plan.

•

Transferability. Awards granted under our 2015 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as otherwise determined by our compensation committee or under the terms of our 2015 Plan or an applicable award agreement.

•

Plan Amendment or Termination. Our board of directors or another duly authorized committee has the authority to amend, suspend, or terminate our 2015 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision insurance plans, in each case on the same basis as all of our other full-time employees.

401(k) Plan

We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.  The Company historically made discretionary contributions to the 401(k) Plan for the benefit of certain employees excluding executive officers.

Limitation on Liability and Indemnification of Directors and Officers

Our Articles of Association, and indemnification agreements with our board of directors and executive officers provide for indemnification for our directors and officers.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell ordinary shares on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer generally may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may generally buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

report of THE audit committee

In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2021, the audit committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and KPMG, our independent registered public accounting firm;

•

discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) in accordance with Auditing Standard No. 1301, Communications with Audit Committees, and the SEC;

•

received the written disclosures and the letter from KPMG regarding its independence as required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee and has discussed with KPMG their independence; and

•	considered the status of other areas of oversight relating to the financial reporting and audit process that the audit committee determined appropriate.

Based on the foregoing, the audit committee recommended to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Audit Committee

David G. Kelly (Chairman)

Brenton K. Ahrens

Mark Chin

Beth P. Hecht

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and holders of more than ten percent of our ordinary shares, to file with the SEC initial reports of ownership of our ordinary shares and other equity securities and reports of changes in ownership of our ordinary shares and other equity securities. Such executive officers, directors and holders of more than ten percent of our ordinary shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than ten percent of our ordinary shares, with respect to fiscal year ended December 31, 2021, were met except for one report on Form 3 for Ms. Hecht disclosing an initial statement of beneficial ownership of securities that was subsequently filed on April 21, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2020, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We refer to such transactions as “related party transactions” and such persons as “related parties.” With the approval of our board of directors, we have engaged in the related party transactions described below. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Participation in Private Placement

On January 16, 2020, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and among, Iterum Therapeutics Bermuda Limited (“Iterum Bermuda”), us, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited, as guarantors (collectively, the “Guarantors”) and a limited number of accredited investors (the “Private Placement Investors”) pursuant to which Iterum Bermuda sold and issued units in the aggregate original principal amount of $51.6 million, each unit consisting of (i) a 6.500% Exchangeable Senior Subordinated Notes due 2025, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors, in the original principal amount of $1,000.00 (the “Exchangeable Notes”), and (ii) 50 Limited Recourse Royalty-Linked Subordinated Notes, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors (the “Royalty-Linked Notes”, and together with the Exchangeable Notes, the “Units”), to the Private Placement Investors in a private placement (the “Private Placement”). The Private Placement Investors, including entities affiliated with Sarissa Capital Management LP and RA Capital Management and entities affiliated with certain members of our board of directors, including Brenton Ahrens, Ronald Hunt, and Mark Chin and former members of our board of directors, including James Healy, Robert Hopfner, Patrick Heron and Shahzad Malik, purchased an aggregate of 51,588 Units. The Units were sold at a price of $1,000 per Unit.

The Exchangeable Notes are exchangeable for our ordinary shares at an initial exchange rate of 1,000 shares per $1,000 of principal and interest on the Exchangeable Notes (equivalent to an initial exchange price of approximately $1.00 per ordinary share), subject to specified limitations. The Royalty-Linked Notes entitle holders to payments based on a percentage of our net revenues from potential U.S. sales of specified sulopenem products subject to the terms and conditions of the indenture governing the Royalty-Linked Notes (the “Royalty-Linked Notes Indenture”). Pursuant to the Royalty-Linked Notes Indenture, the payments on the Royalty-Linked Notes will be up to either 15% or 20% of net revenues from U.S. sales of such products, depending on the indication approved by the FDA. The aggregate amount of payments on each Royalty-Linked Note is capped at $160.00 (or 4,000 times the principal amount of such Royalty-Linked Note).

The table below sets forth the aggregate number of Units issued to our directors, executive officers or holders of more than 5% of our share capital, or an affiliate or immediate family member thereof, at the time of the transaction.

Name	Units Purchased (1)	Aggregate Purchase Price
Advent Life Sciences LLP (2)	53	$53,000
Advent Life Sciences Fund II LP (2)	1,495	$1,495,000
Arix Bioscience Holdings Limited (3)	1,900	$1,900,000
Canaan X, L.P. (4)	2,000	$2,000,000
Frazier Healthcare VII, L.P. (5)	1,167	$1,167,000
Frazier Healthcare VII-A, L.P. (5)	333	$333,000
New Leaf Ventures III, L.P. (6)	2,208	$2,208,000
New Leaf Biopharma Opportunities II, L.P. (6)	792	$792,000
Sofinnova Venture Partners IX, L.P. (7)	1,750	$1,750,000
Domain Partners IX, L.P.	1,000	$1,000,000

Pivotal bioVenture Partners Fund I, LP	700	$700,000
Total	13,398	$ 13,398,000

(1)	Each Unit consists of (i) one Exchangeable Note and (ii) 50 Royalty-Linked Notes
(2)	Dr. Malik, a former member of our board of directors, is a general partner of Advent Life Sciences.
(3)	Mr. Chin, a member of our board of directors, was an investment director of Arix Bioscience at the time of the closing of the Private Placement.
(4)	Mr. Ahrens, a member of our board of directors, is a general partner of Canaan.
(5)	Mr. Heron, a former member of our board of directors, is a general partner of Frazier Healthcare Partners.
(6)	Mr. Hunt, a member of our board of directors, is a managing partner of New Leaf Venture Partners.
(7)	Dr. Healy, a former member of our board of directors, is a general partner of Sofinnova Ventures.

In connection with the Private Placement, we also entered into the 2020 Investor Rights Agreement with the Private Placement Investors (including certain of our directors and holders of more than 5% of our share capital, or an affiliate or immediate family member thereof, as listed above) pursuant to which Iterum Bermuda and the Guarantors agreed to file a registration statement covering (a) in the case of a registration statement on Form S-1, the resale of the Exchangeable Notes, the ordinary shares issuable in connection with the exchange of the Exchangeable Notes (the “Exchange Shares”) and the Royalty-Linked Notes or (b) in the case of a registration statement on Form S-3, the Exchange Shares (the securities in (a) and (b) together, the “Registrable Securities”). Under the 2020 Investor Rights Agreement, we agreed to file an initial registration statement covering the resale by the Private Placement Investors of their Registrable Securities, which registration statement on Form S-1 was filed in September 2020 and declared effective on October 6, 2020. If the registration statement covering the Registrable Securities ceases to be effective for resales of Registrable Securities for more than 60 consecutive days or for more than 120 days in any 12-month period, then, subject to the terms of the 2020 Investor Rights Agreement, additional interest will accrue on the Exchangeable Notes and the Royalty-Linked Notes.

The descriptions of our Securities Purchase Agreement, Exchangeable Notes Indenture, Royalty-Linked Notes Indenture and 2020 Investor Rights Agreement in this proxy statement are summaries, do not purport to be complete, and are qualified in their entirety by reference to the Securities Purchase Agreement, Exchangeable Notes Indenture, Royalty-Linked Notes and 2020 Investor Rights Agreement that were filed as Exhibits 10.25, 4.2, 4.4 and 10.26, respectively, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 12, 2020.

October 2020 Offering

On October 27, 2020, we completed a registered public offering in which we sold an aggregate of (i) 15,511,537 ordinary shares, $0.01 nominal value per share, (ii) pre-funded warrants exercisable for an aggregate of 11,411,539 ordinary shares and (iii) warrants exercisable for an aggregate of 20,192,307 ordinary shares. The ordinary shares and pre-funded warrants were each offered together with the warrants, but the ordinary shares and pre-funded warrants were issued separately from the warrants. The combined offering price was $0.65 per ordinary share and warrant and $0.64 per pre-funded warrant and warrant. Our net proceeds from this offering, after deducting placement agent fees and other offering expenses payable by us, were approximately $15.5 million. The warrants are exercisable upon issuance at a price of $0.65 per ordinary share, subject to adjustment in certain circumstances, and expire on October 27, 2025. The pre-funded warrants are exercisable upon issuance at a price of $0.01 per ordinary share, subject to adjustment in certain circumstances, and expire when exercised in full, subject to certain conditions.

Dr. Dunne, our former chief scientific officer and current member of the board of directors, purchased 61,540 ordinary shares and a warrant for 46,155 shares in the offering for an aggregate purchase price of $40,000.

2017 Investor Rights Agreement

In May 2017, we entered into an amended and restated investor rights agreement with holders of our preferred shares and ordinary shares, including certain holders of more than 5% of our share capital, our executive officers, certain of our directors, and entities affiliated with certain of our directors (the “2017 Investor Rights Agreement”). Since the closing of our initial public offering, those holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The 2017 Investor Rights Agreement also gave the shareholders that are parties thereto the right to participate in new issuances of equity securities by us, subject to certain exceptions. This right to participate in new issuances of equity securities terminated by its terms upon the completion of our initial public offering in May 2018.

Arrangements with Executive Officers and Directors

For a description of the compensation arrangements that we have with our executive officers and directors, see “Executive Officer and Director Compensation-- Employment Agreements with Executive Officers” and “Executive Officer and Director Compensation— Non-Employee Director Compensation Policy.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers.  In addition, our subsidiary, Iterum Therapeutics US Limited, has entered into an indemnification agreement with each of our directors and executive officers. These agreements, among other things, require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or executive officer.   We also maintain a directors and officers liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Consulting Agreement and Share Award Letter

Michael W. Dunne, M.D. served as our Chief Scientific Officer until he resigned in December 2020. Following Dr. Dunne’s resignation in December 2020, in February 2021, our subsidiary, Iterum Therapeutics International Limited (“ITIL”), entered into a consulting agreement with Dr. Dunne for the provision of general support and strategic advice in connection with our NDA. The commencement date for the purposes of the provision of the services pursuant to the consulting agreement was December 22, 2020, and the term was to end on September 30, 2021, unless extended by mutual agreement of the parties or terminated in accordance with the terms of the consulting agreement. Either party could terminate the consulting agreement with two months’ notice in writing to the other party. ITIL was to pay Dr. Dunne $16,900 per month pursuant to the consulting agreement and Dr. Dunne was also entitled to payments in an aggregate amount of up to $220,000 on the achievement of milestones set out in the consulting agreement, for so long as he continued to provide services thereunder on the occurrence of such milestones.  The consulting agreement was amended, effective September 30, 2021, to extend the term of the consulting agreement by three months, or until December 31, 2021.  The consulting agreement was further amended, effective as of December 31, 2021, to extend the term of the consulting agreement by a further three months, or until March 31, 2022, and to reduce the monthly service fee payable thereunder to $10,000 per month.  The consulting agreement terminated on March 31, 2021.  Dr. Dunne received $342,800 in 2021 for services provided pursuant to the consulting agreement.

In connection with his resignation as Chief Scientific Officer and the entry into the consulting agreement, the compensation committee approved certain changes to the terms and conditions of the share options and restricted share units granted to Dr. Dunne in his capacity as Chief Scientific Officer, as set out in a share award letter issued by the Company to Dr. Dunne on February 17, 2021, and accepted by him on February 21, 2021:

(1)

share option over 41,587 ordinary shares granted to Dr. Dunne on September 12, 2017, of which 7,798 ordinary shares underlying the share option remained unvested on the date of termination as Chief Scientific Officer (the “Termination Date”), shall be deemed to have vested in full on the Termination Date and be exercisable immediately therefrom until December 31, 2021, subject to the Service Condition (as defined below), which vested shares were not exercised and have since been forfeited;

(2)

share option granted to Dr. Dunne on May 24, 2018, of which 49,729 ordinary shares had vested on the Termination Date, may be exercised for a period of 90 days from the Termination Date, which vested shares were not exercised and have since been forfeited, and the remaining unvested shares were cancelled;

(3)

share option granted to Dr. Dunne on February 15, 2019, of which 38,958 ordinary shares had vested on the Termination Date, may be exercised for a period of 90 days from the Termination Date, which vested shares were not exercised and have since been forfeited, and the remaining unvested ordinary shares were cancelled;

(4)	9,000 restricted share units granted to Dr. Dunne on February 15, 2019, subject to certain performance conditions, ceased to be eligible to vest from the Termination Date; and

(5)

160,000 restricted share units granted to Dr. Dunne on March 11, 2020 shall continue to be eligible to vest in accordance with the terms of the restricted share unit award agreement entered into by Dr. Dunne on March 19, 2020, upon the achievement of the performance conditions set out therein on or before September 30, 2021, subject to the Service Condition (as defined below) which vested shares were not exercised and have since been forfeited.

The “Service Condition” shall mean that Dr. Dunne’s service to the Company or an affiliate of the Company, whether as director or consultant, is not interrupted or terminated.

Related Party Transaction Policy

We have adopted a formal written policy that our executive officers, directors, key employees, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent body of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal shareholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, is required to first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Some of the transactions described in this section were entered into prior to the adoption of this policy. Although we did not have a written policy for the review and approval of transactions with related persons prior to May 2018, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the relevant transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our board of directors. Our board of directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our shareholders.

MATTERS TO COME BEFORE THE ANNUAL GENERAL MEETING

PROPOSAL NO 1: ELECTION OF CLASS I DIRECTORS

Based upon the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors has nominated Mark Chin and David G. Kelly for re-election at the AGM as Class I directors for a term of three years to serve until the 2025 annual general meeting of shareholders, subject to each such nominee’s prior death, resignation, retirement, disqualification or removal.

Unless otherwise instructed in the proxy, all proxies will be voted "FOR" the election of each of the nominees identified above. Each of the nominees has indicated his willingness to serve on our board of directors, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. We do not contemplate that any of the nominees will be unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast at the AGM.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MARK CHIN AND DAVID G. KELLY AS CLASS I DIRECTORS.

PROPOSAL NO. 2: TO RATIFY, IN A NON-BINDING VOTE, THE APPOINTMENT OF KPMG TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 AND TO AUTHORIZE THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REMUNERATION.

The audit committee has appointed KPMG as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022.  KPMG has served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Representatives of KPMG are expected to be present in person or telephonically at the AGM and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders.

In deciding to appoint KPMG, the audit committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.

The following table presents fees for professional audit services and other services rendered by KPMG to us for the fiscal years ended December 31, 2021 and 2020:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit fees (1)	$297,110	$348,240
Audit-related fees (2)	—	—
Tax fees (3)	60,209	92,068
All other fees	—	—
	$357,319	$440,308

(1) “Audit Fees” consist of fees billed for professional services performed by KPMG for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with our public offerings and registration statements on Form S-1, Form S-3 and Form S-8.

(2) “Audit-related fees” consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

(3) “Tax fees” consist of fees for professional services, including tax consulting and compliance performed by KPMG.

All of these services were pre-approved by the audit committee in accordance with the “Policy on Audit Committee Pre-Approval of Services” described below.  No work carried out in connection with the audit of our financial statements was performed by persons other than KPMG’s full time, permanent employees.

Policy on Audit Committee Pre-Approval of Services

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee reviews and pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

Our board of directors is seeking shareholder ratification of the appointment by the audit committee of KPMG to serve as our independent registered public accounting firm and the authorization of the board of directors, acting through the audit committee, to set the auditor's remuneration. If this proposal is not approved at the AGM, our audit committee may reconsider this selection.

The affirmative vote of a majority of the votes cast at the AGM is required for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 AND THE AUTHORIZATION OF THE BOARD OF

DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR'S REMUNERATION.

PROPOSAL NO. 3 — REVERSE SHARE SPLIT PROPOSAL

Background to and Reasons for the Reverse Share Split Proposal

Our board of directors is seeking approval for a reverse share split with the primary purpose of increasing the price of our ordinary shares in order to meet the price criteria for continued listing on the Nasdaq Capital Market, or Nasdaq, if our board of directors determines that it is necessary to do so by implementing a reverse share split.

On September 7, 2021, we received written notice from Nasdaq, notifying us that, for the previous 30 consecutive business days, the bid price for our ordinary shares had closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”). Under Nasdaq Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days, or until March 7, 2022, to regain compliance with the Bid Price Rule.  To regain compliance during this 180-day compliance period, the closing bid price of our ordinary shares had to be at least $1.00 for a minimum of 10 consecutive business days.

Subsequently, on March 9, 2022 we were granted an additional 180-day compliance period, or until September 5, 2022 (the “Extended Compliance Date”), in which to regain compliance with the Bid Price Rule after meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Bid Price Rule, and providing written notice to Nasdaq of our intention to cure the deficiency during the second compliance period, by effecting a reverse share split, if necessary. If we are not able to cure the deficiency during the additional compliance period, we will receive written notification from Nasdaq that our ordinary shares are subject to delisting.  At that time, we may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules.  However, there can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, that such appeal would be successful.

In the event we are delisted from Nasdaq, the only established trading market for our ordinary shares would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our ordinary shares, including as a result of reduced institutional investor interest in our Company, and may increase the volatility of our ordinary shares. Delisting could also cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects. The delisting of our ordinary shares from Nasdaq could also negatively impact our financial condition as it would constitute a fundamental change under the indenture governing the 6.500% Exchangeable Senior Subordinated Notes due 2025 (“Exchangeable Notes”), which could trigger an obligation for us to repurchase the Exchangeable Notes at a repurchase price of 300% of the principal amount of the outstanding Exchangeable Notes, plus any accrued but unpaid interest. We believe that effecting a reverse share split may, if necessary, help us avoid delisting from Nasdaq and any resulting consequences.

Accordingly, on April 8, 2022, our board of directors unanimously approved a shareholder proposal to approve a reverse share split of our share capital by way of consolidation of every 15 ordinary shares of $0.01 (nominal value) each in the authorized but unissued and in the authorized and issued share capital of the Company into 1 ordinary share of $0.15 (nominal value), and the subsequent immediate (i) reduction in the nominal value of each of the authorized but unissued and authorized and issued ordinary shares from $0.15 each to $0.01 each and (ii) increase in the authorized ordinary share capital in order to round up the authorized share capital to an even number following the consolidation (the “Reverse Share Split”).  The implementation of the Reverse Share Split is subject to and conditional upon our board of directors determining, in its sole discretion, that a reverse share split is necessary for us to comply with the Bid Price Rule. If we have regained compliance with the Bid Price Rule within the time permitted by Nasdaq, for example, due to the increase in our share price for a minimum of 10 consecutive business days on or before the Extended Compliance Date, our board of directors may still determine to implement the Reverse Share Split if it considers that it would be necessary to do so in order to maintain compliance with the Bid Price Rule. However, in no event will the Reverse Share Split occur after the date of our annual general meeting of shareholders in 2023. If our board of directors does not determine that a reverse share split is necessary for us to comply with the

Bid Price Rule prior to the date of our annual general meeting of shareholders in 2023, our board of directors will be deemed to have abandoned the Reverse Share Split.

In addition to enabling us to comply with the Bid Price Rule, our board of directors believes that, if the Reverse Share Split is implemented, the expected increased share price could encourage investor interest and improve the marketability of our ordinary shares to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced shares, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced shares or tend to discourage individual brokers from recommending low-priced shares to their customers. Additionally, because brokers' commissions on low-priced shares generally represent a higher percentage of the share price than commissions on higher-priced shares, the current share price of our ordinary shares may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our board of directors believes that the higher share price that may result from the Reverse Share Split, if implemented, could enable institutional investors and brokerage firms with such policies and practices to invest in our ordinary shares.

Although we expect that the Reverse Share Split, if implemented, will result in an increase in the market price of our ordinary shares, the Reverse Share Split may not result in a permanent increase in the market price of our ordinary shares, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

In evaluating the Reverse Share Split Proposal, our board of directors has taken into consideration negative factors associated with reverse share splits. These factors include the negative perception of reverse share splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse share splits has subsequently declined back to pre-reverse share split levels. In recommending the Reverse Share Split Proposal, our board of directors determined that these potential negative factors were significantly outweighed by the potential benefits.

OUR BOARD OF DIRECTORS, IN ITS SOLE DISCRETION AND WITHOUT FURTHER SHAREHOLDER APPROVAL, MAY DECIDE NOT TO PROCEED WITH IMPLEMENTING, AND MAY ABANDON, THE REVERSE SHARE SPLIT.

Certain Risks Associated with the Reverse Share Split

There can be no assurance that the total market capitalization of our ordinary shares after the proposed Reverse Share Split, if implemented, will be equal to or greater than the total market capitalization before the proposed Reverse Share Split or that the per share market price of our ordinary shares following the proposed Reverse Share Split will increase in proportion to the reduction in the number of our ordinary shares outstanding in connection with the proposed Reverse Share Split. Also, we cannot assure you that the proposed Reverse Share Split, if implemented, would lead to a sustained increase in the trading price of our ordinary shares. The trading price of our ordinary shares may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the proposed Reverse Share Split, if implemented, will not have an effect on the actual or intrinsic value of our business or a shareholder's proportional ownership in our Company (subject to the treatment of fractional shares). However, should the overall value of our ordinary shares decline after the proposed Reverse Share Split, if implemented, then the actual or intrinsic value of the ordinary shares held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our ordinary shares may be harmed by the proposed Reverse Share Split, if implemented, given the reduced number of shares that would be outstanding after the Reverse Share Split, particularly if the expected increase in share price as a result of the Reverse Share Split is not sustained. For instance, the proposed Reverse Share Split, if implemented, may increase the number of shareholders who own odd lots (less than 100) of our ordinary shares, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If the Reverse Share Split is implemented, the resulting per-share price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our ordinary shares may not improve.

While our board of directors has proposed the Reverse Share Split Proposal for the purpose of enabling us to bring or maintain the price of our ordinary shares above $1.00 per share in order to comply with the requirements for the continued listing of our ordinary shares on Nasdaq, if the Reverse Share Split is implemented, there is no guarantee that the price of our ordinary shares will not decrease in the future, or that our ordinary shares will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our ordinary shares will remain at or above $1.00 for 10 consecutive trading days, whether following the implementation of the Reverse Share Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

Effect of the Reverse Share Split

If the Reverse Share Split Proposal is approved by our shareholders and our board of directors determines that it is necessary to implement the Reverse Share Split for us to comply with the Bid Price Rule, with effect from implementation of the Reverse Share Split, the number of our authorized and issued ordinary shares will be reduced in proportion to the ratio of 15:1. As of the effective time of the Reverse Share Split, we would also adjust and proportionately decrease the number of our ordinary shares reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all share options, Exchangeable Notes, warrants and other rights to acquire our ordinary shares; we would also adjust and proportionately decrease the number of our ordinary shares that would be issued upon vesting of outstanding restricted share unit awards. In addition, as of the effective time of the Reverse Share Split, we would adjust and proportionately decrease the total number of our ordinary shares that may be the subject of future grants under our share plans. The proposed Reverse Share Split, if implemented, would also proportionately reduce the number of authorized and unissued ordinary shares under our memorandum and articles of association. Following the implementation of the Reverse Share Split, we would be required to file an amended memorandum and articles of association with the Irish Companies Registration Office to reflect the Reverse Share Split. A form of amended memorandum and articles of association, to reflect the Reverse Share Split, if implemented, is attached to this proxy statement as Appendix A.

The Reverse Share Split would, if implemented, be effected simultaneously for all of our issued and outstanding ordinary shares. The Reverse Share Split would affect all of our shareholders uniformly and would not change any shareholder's percentage ownership interest in our company, except to the extent that the Reverse Share Split would result in any of our shareholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Share Split and in lieu thereof, to the extent that we have the ability to aggregate and sell such shares on the market (see further below under "—Fractional Shares"), any shareholders that would otherwise be entitled to receive a fractional share will be entitled to receive a cash payment in an amount equal to the net cash proceeds attributable to the sale of such fractional entitlement following the aggregation and sale by the Company on behalf of each of the relevant shareholders of all of our ordinary shares that they would otherwise be entitled to receive, on the basis of prevailing market prices at such time. In connection with such proportionate adjustments, the number of ordinary shares issuable upon exercise of outstanding share options or vesting of restricted share units will be rounded down to the nearest whole share, the exercise prices of share options will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.  The Reverse Share Split, if implemented, would not change the rights attaching to our ordinary shares. The Reverse Share Split, if implemented, is not intended as, and would not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Following the Reverse Share Split, if implemented, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the effective time of the Reverse Share Split, if implemented, our ordinary shares will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and share certificates with the older CUSIP numbers (if any) will need to be exchanged for share certificates with the new CUSIP numbers by following the procedures described below.

The following table sets forth (i) the number of our ordinary shares that would be authorized and issued, (ii) the number of our ordinary shares that would be reserved for issuance pursuant to outstanding share options, warrants, Exchangeable Notes (not including any ordinary shares issuable upon physical settlement for any accrued but unpaid interest) and restricted share units, and (iii) the weighted-average exercise price of outstanding share options and warrants, in each case assuming the Reverse Share Split were implemented as of March 31, 2022, not taking into account any adjustments for fractional shares that it is necessary to cancel (see further below under "—Fractional Shares").

	Before Reverse Share Split	Following Reverse Share Split
Number of Ordinary Shares Authorized and Issued	183,353,418	12,223,561
Number of Ordinary Shares Reserved for Issuance Pursuant to Outstanding Share Options, Warrants, Exchangeable Notes and Restricted Share Units	40,882,906	2,725,527
Weighted-Average Exercise Price of Outstanding Share Options and Warrants	$1.87	$28.06

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Share Split Proposal, except to the extent of their ownership of our ordinary shares and securities convertible into, settleable in, or exercisable for our ordinary shares, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Share Split Proposal as all of our other outstanding ordinary shares and securities convertible into, settleable in, or exercisable for our ordinary shares.

Authorized Share Capital

At the date of this proxy statement, our authorized share capital is US$4,000,000 divided into 300,000,000 ordinary shares of $0.01 (nominal value) each and 100,000,000 preferred shares of US$0.01 (nominal value) each. If the Reverse Share Split Proposal is approved and our board of directors determines, in its sole discretion, that a reverse share split is necessary for us to comply with the Bid Price Rule, the number of ordinary shares of our authorized share capital would decrease by approximately 280,000,000, adjusted for any fractional shares which it is necessary to cancel (see further below under "—Fractional Shares"). Consequently, following the increase in the authorized ordinary share capital in order to round up the authorized share capital to an even number, our authorized share capital would be US$1,200,000 divided into (approximately) 20,000,000 ordinary shares of $0.01 (nominal value) each and 100,000,000 preferred shares of $0.01 (nominal value) each. The Reverse Share Split, if implemented, will not change the number of authorized preferred shares.

Procedure for Effecting a Reverse Share Split and Exchange of Share Certificates

If shareholders approve the Reverse Share Split Proposal, and our board of directors determines, in its sole discretion, that a reverse share split is necessary for us to comply with the Bid Price Rule, we will publicly announce our intention to proceed with the Reverse Share Split. Such announcement will specify the effective time and date of the Reverse Share Split.

Beginning at the effective time, each certificate representing ordinary shares will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Share Split. Following the effective time of the Reverse Share Split, if implemented, shareholders holding physical certificates, if any, would need to exchange those certificates and would receive a replacement physical certificate for the whole number of certificated shares owned after the effect of the Reverse Share Split and a cash payment in lieu of any fractional shares. Our ordinary shares will also receive a new CUSIP number.

If the Reverse Share Split is implemented, our transfer agent will advise shareholders holding certificates of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to shareholders. No written confirmations will be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Shareholders should not destroy any share certificate(s) and should not submit any certificate(s) until requested to do so.

Certain of our registered shareholders hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not hold physical certificates evidencing their ownership of our ordinary shares. However, they are provided with a statement reflecting the number of our ordinary shares registered in their accounts.

If a shareholder holds ordinary shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Share Split shares or payment in lieu of fractional shares, if applicable. If a shareholder is entitled to post-Reverse Share Split shares, a transaction statement will automatically be sent to the shareholder's address of record indicating the number of our ordinary shares held following the Reverse Share Split.

If the Reverse Share Split is implemented, we intend to treat shareholders holding our ordinary shares in "street name," through a broker, bank or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect a reverse share split for their beneficial holders holding our ordinary shares in "street name." However, these brokers, banks or other nominees may have different procedures than registered shareholders for processing a reverse share split. If you hold your shares with a broker, bank or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Share Split, if implemented. Instead, we will aggregate the fractional entitlements of shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by 15, or because they hold less than 15 ordinary shares and, to the extent possible, sell such ordinary shares on the basis of prevailing market prices at such time. We will subsequently remit the proceeds of such sales, after deducting any applicable costs, to the shareholders who otherwise would be entitled to receive fractional shares and such shareholders will be entitled to receive a cash payment in lieu of such fractional entitlement in an amount equal to the net cash proceeds attributable to the sale of such fractional entitlement. Each (if any) of the authorized and issued ordinary shares of $0.01 (nominal value) each that cannot be consolidated into 1 ordinary share of $0.15 (nominal value) each shall, immediately following the effective time of the Reverse Share Split, be acquired by us from the shareholders otherwise entitled thereto for no consideration and be cancelled.

No Appraisal Rights

No action is proposed herein for which the laws of Ireland, or our constitution, provide a right to our shareholders to dissent and obtain appraisal of, or payment for, such shareholder's ordinary shares.

Reduction in the Nominal Value of the Ordinary Shares and Accounting Matters

If the Reverse Share Split is implemented, the nominal value per share of our ordinary shares will be consolidated from $0.01 to $0.15, and subsequently immediately reduced from $0.15 to $0.01 nominal value per share. Subject to non-material adjustments to cater for the cancellation of remaining fractional entitlements, the consolidation would not affect the total ordinary shareholders' equity on the balance sheet, although it would result in the share capital attributable to ordinary shares decreasing and the undenominated capital increasing. If the Reverse Share Split is implemented, reported per-share net income or loss and net book value would be higher because there would be fewer ordinary shares issued and outstanding and we would plan to adjust historical per share amounts set forth in our future financial statements.

Material U.S. Federal Income Tax Consequences of the Reverse Share Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Share Split to us and to U.S. Holders (as defined below) that hold our ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Share Split.

For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income.

In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, shareholders who hold our ordinary shares as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting shares.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our ordinary shares and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Share Split, if implemented, to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Share Split, if implemented. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Share Split, if implemented, whether or not they are in connection with the proposed Reverse Share Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Share Split, if implemented, may not be the same for all shareholders.

Each shareholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Share Split, if implemented, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company. The proposed Reverse Share Split is intended to be treated as a "recapitalization" pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Share Split.

Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Share Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional ordinary share, as discussed below. A U.S. Holder's aggregate adjusted tax basis in the ordinary shares received pursuant to the proposed Reverse Share Split should equal the aggregate adjusted tax basis of our ordinary shares exchanged therefor (reduced by the amount of such basis that is allocated to any fractional ordinary share for which the U.S. Holder receives cash). The U.S. Holder's holding period in our ordinary shares received pursuant to the proposed Reverse Share Split should include the holding period in our ordinary shares exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of ordinary shares surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of our ordinary shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Share Split, receives cash in lieu of a fractional ordinary share should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder's aggregate adjusted tax basis in the ordinary shares surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Share Split shares were held for one year or less at the effective time of the Reverse Share Split and long term if held for more than one year.

A U.S. Holder of our ordinary shares may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Share Split. A U.S. Holder of our ordinary shares will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our ordinary shares should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of such shareholder's circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the proposed Reverse Share Split, if implemented.

Material Irish Tax Consequences of the Reverse Share Split

The following is a summary of the material Irish tax consequences of the proposed Reverse Share Split, if implemented, for beneficial holders of our ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each shareholder. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this proxy statement. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

The summary does not constitute legal or tax advice and is intended only as a general guide. The summary is not exhaustive and shareholders should consult their own tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the proposed Reverse Share Split, if implemented. The summary applies only to shareholders who hold their ordinary shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who acquired their ordinary shares, or who have, or who are deemed to have, acquired their ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland). Such persons may be subject to special rules.

Irish Tax on Chargeable Gains

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Irish Resident Shareholders

Shareholders that are not resident or ordinarily resident in Ireland and who do not hold our ordinary shares in connection with a trade or business carried on by them through a branch or agency in Ireland will not be subject to Irish tax on chargeable gains as a result of the proposed Reverse Share Split, if implemented.

Irish Resident Shareholders

Shareholders that are resident or ordinarily resident in Ireland for tax purposes or shareholders that hold their ordinary shares in connection with a trade or business carried on through a branch or agency in Ireland will, subject to the availability of any exemptions or reliefs, be within the charge to Irish tax on chargeable gains on the consolidation of their existing ordinary shares pursuant to the proposed Reverse Share Split, if implemented. Such shareholders should consult their own tax advisors on the Irish tax consequences of the proposed Reverse Share Split, if implemented.

The proposed Reverse Share Split will be intended, if implemented, to be treated as a "reorganization" of our share capital and, accordingly, should not result in a disposal by any such shareholder of any of our ordinary shares, except with respect to cash received in lieu of a fractional ordinary share, as discussed below. Instead, the ordinary shares held after the proposed Reverse Share Split should be treated as the same asset and as having been acquired at the same time and for the same consideration as the ordinary shares held before the Reverse Share Split (adjusted for any part of the consideration attributable to the part disposal in respect of the receipt of cash in lieu of a fractional ordinary share).

The receipt by such a shareholder of any cash in lieu of a fractional ordinary share should be treated as a part disposal of his or her ordinary shares for Irish tax on chargeable gains in respect of the cash consideration received.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Irish stamp duty should not arise as a result of the Reverse Share Split, if implemented.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REVERSE SHARE SPLIT, IF IMPLEMENTED, IN IRELAND.

Proposed Resolution

In light of the foregoing, the Board recommends that you vote in favor of the following resolution at the AGM:

RESOLVED, as an ordinary resolution, subject to and conditional upon the board of directors of the Company determining, in its sole discretion, at any time prior to the 2023 annual general meeting of the Company, that the Reverse Share Split is necessary for the Company to comply with the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the Bid Price Rule):

i.

THAT, every 15 authorized but unissued ordinary shares of $0.01 (nominal value) each in the capital of the Company be consolidated with effect from such time and date as shall be determined by the board of directors of the Company (the "Effective Time") into 1 ordinary share of $0.15 (nominal value) each in the capital of the Company, provided that, where such consolidation would otherwise result in a fraction of an unissued consolidated ordinary share of $0.15 (nominal value) each, the number of existing unissued ordinary shares of $0.01 (nominal value) each  that would otherwise constitute such fraction be cancelled, with effect from the Effective Time, pursuant to section 83(1)(f)(ii) of the Irish Companies Act 2014;

ii.

THAT, every 15 authorized and issued ordinary shares of $0.01 (nominal value) each in the capital of the Company be consolidated, with effect from the Effective Time, into 1 ordinary share of $0.15 (nominal value) each, provided that, (1) where such consolidation would otherwise result in a shareholder being entitled to a fraction of an ordinary share of $0.15 (nominal value) each, such fraction shall, so far as possible, be aggregated and consolidated with the fractions of a consolidated ordinary share of $0.15 (nominal value) each to which other shareholders would otherwise be entitled and the board of directors of the Company be authorized to sell (or appoint any other person to sell) to any person, on behalf of the relevant shareholders, all the consolidated ordinary shares representing such fractions at the best price reasonably obtainable, (2) the net proceeds of any such sale shall be remitted in due proportion to the shareholders who would have been entitled to the fractions, (3) any director of the Company (or any person appointed by the board of directors of the Company) be authorized to execute an instrument of transfer in respect of such shares on behalf of the relevant shareholders and to do all acts and things the directors consider necessary or desirable to effect the transfer of such shares to, or in accordance with the directions of, any buyer of any such share; and (4) each (if any) of the authorized and issued ordinary shares of $0.01 (nominal value)

each that cannot be consolidated into 1 ordinary share of $0.15 (nominal value) each, including pursuant to (1) above be, with effect from the Effective Time, immediately acquired by the Company from the shareholders otherwise entitled thereto for no consideration. The existing ordinary shares so acquired shall be cancelled and the issued share capital of the Company shall be reduced by the nominal value of the existing ordinary shares so acquired and cancelled and any director of the Company (or any person appointed by the board of directors of the Company) be and is hereby authorized to execute an instrument of transfer (if necessary) in respect of such shares on behalf of the shareholders of the Company concerned and to do all acts and things that the directors consider necessary or desirable to effect the acquisition and cancellation of such shares;

iii.

THAT, the nominal value of each of the authorized but unissued ordinary shares of $0.15 (nominal value) each in the capital of the Company and the nominal value of each of the authorized and issued ordinary shares of $0.15 (nominal value) each in the capital of the Company resulting from the foregoing resolutions, be reduced, with effect from immediately after the Effective Time, from $0.15 each to $0.01 each pursuant to section 83(1)(d) of the Irish Companies Act 2014 (the “Renominalization”); and

iv.

THAT, with effect from immediately after the completion of the Renominalization, the authorized share capital of the Company be increased by the creation of such number of new ordinary shares of $0.01 (nominal value) each as is necessary to result in the authorised ordinary share capital of the Company being US$200,000.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the approval of the Reverse Share Split Proposal (Proposal No. 3).

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE REVERSE SHARE SPLIT PROPOSAL (PROPOSAL NO. 3) IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE REVERSE SHARE SPLIT PROPOSAL.

PROPOSAL NO. 4— APPROVAL OF SHARE OPTION EXCHANGE

General

On April 8, 2022, our board of directors, upon the recommendation of our compensation committee, authorized, subject to shareholder approval, a share option exchange program, or the Option Exchange, pursuant to which we would exchange eligible non-statutory share options held by eligible employees (including executive officers), for new share options with an exercise price equal to the fair market value of our ordinary shares on the day the new share options are granted. An eligible share option is a share option held by an Eligible Option Holder (as defined below) that was granted on June 23, 2021, with an exercise price equal to $2.01 per share, pursuant to the Iterum Therapeutics plc 2018 Amended and Restated Equity Incentive Plan (as amended), or the 2018 Plan as these share options are unvested and comprise the majority of the share options outstanding. Employees, including executive officers, who were granted a share option on June 23, 2021 under the 2018 Plan and who are employed by us on the date shareholders approve the resolution for this Proposal No. 4 (such, date, the “Exchange Effective Date”), are eligible to have their share options automatically exchanged in the Option Exchange (collectively “Eligible Option Holders”).

As of March 31, 2022, we had outstanding share options held by employees (including executive officers), to purchase 15,953,464 ordinary shares with a weighted average exercise price of $1.98 per share. Of these share options, there were seven non-statutory share options to purchase 13,200,000 ordinary shares with an exercise price equal to $2.01 per share that would be considered eligible for purposes of the Option Exchange, of which five non-executive employees held share options to purchase 5,984,000 ordinary shares, our chief executive officer held a share option to purchase 5,280,000 ordinary shares, and our chief financial officer held a share option to purchase 1,936,000 ordinary shares.

The board of directors believes that the Option Exchange is in the best interests of our shareholders and Iterum, as we believe that new share options granted under the Option Exchange will provide a better retention incentive and motivation to eligible employees, including executive officers, than the share options they currently hold and would surrender. The eligible share options are “underwater” meaning the share option exercise price with respect thereto exceeds the current market price of our ordinary shares and therefore do not serve the retentive and incentive purposes for which they were granted.  Receipt of new share options as part of the Option Exchange that have an exercise price equal to the fair market value of our ordinary shares on the date of grant will increase the retention of our talented personnel, reduce the costs and disruptions associated with resignations of such individuals and better ensure our performance as a company. The number of ordinary shares covered by new share options automatically granted in the Option Exchange to Eligible Option Holders will be equal to the number of ordinary shares covered by exchanged share options. We therefore believe that the Option Exchange will minimize dilution for our shareholders as there would be no immediate need to grant new, additional share awards (other than those granted pursuant to the Option Exchange) in order to retain and motivate the Eligible Option Holders, which include our chief executive officer and chief financial officer, both of whom are critical to our success.

Rationale for Option Exchange

We have been thoughtfully considering the idea of an option exchange since 2021. We began internal discussions to consider various ways to better retain and incentivize employees to accelerate development activities for the organization. In early 2021, we began discussions with our compensation consultant, Coda Advisors, LLC, or Coda, to evaluate the equity compensation alternatives available to us to better incentivise and retain staff.   At that time the compensation committee considered seeking shareholder approval to increase the ordinary shares available for issuance under our 2018 Plan.  In connection with such consideration, the compensation committee reviewed a report prepared by Coda, analysing the level of equity ownership of senior executives based on ordinary shares owned outright and outstanding equity awards granted as a percentage of total ordinary shares outstanding.  Competitive data was taken from a thirty-company peer group of pharmaceutical and biotechnology companies.  The peer group was selected by the compensation committee in consultation with Coda from a group of companies similar to us taking into account the business focus, financial profile and stage of development of each company. The Company ranked below the 25th percentile in competitive ownership percentage when compared to peers.  Coda and the compensation committee also considered the potential dilutive effect on the percentage ownership by senior executives and employees of (i) outstanding awards; and (ii) total ordinary shares available for issuance by the Company under the

2018 Plan. The Company’s employees ranked below the 25th percentile in potential dilution when considering the dilutive effect of outstanding awards and when considering the dilutive effect of ordinary shares available for issuance under the 2018 Plan. As a result of these analyses and recognizing that our ability to grant share options and other equity-based awards in line with our competitors helps us to attract, retain and motivate our employees including our executive officers, the compensation committee recommended that the board of directors increase the number of ordinary shares available for issuance under the 2018 Plan at the time, and conditional upon approval of such increase, to grant to employees share options to purchase 13,200,000 ordinary shares, including the grant of share options to purchase 5,280,000 ordinary shares to Mr. Fishman, and the grant of share options to purchase 1,936,000 ordinary shares to Ms. Matthews, to bring the Company closer to the median of its peers.  The exercise price per share was to be the closing price of our ordinary shares on the Nasdaq Capital Market on the date of grant.  The share options were granted on June 23, 2021, following shareholder approval of the increase in shares available for issuance under the 2018 Plan, with an exercise price of $2.01.

Since the grant of these share options on June 23, 2021, the trading price of our ordinary shares has declined significantly such that these share options no longer provide the retention incentive and motivation that the compensation committee intended. We evaluated several alternatives to the Option Exchange for remaining competitive within our industry, including granting additional share options or restricted share unit awards, exchanging underwater share options for full value ordinary shares or exchanging underwater share options for a cash payment. While equity awards and cash compensation are part of our overall compensation packages, we do not believe that relying exclusively on such approaches is an ideal use of our resources. For example, granting additional share options or restricted share unit awards would cause further dilution to our current shareholders. And, if our equity compensation is not competitive and retentive, we could be forced to increase cash compensation, which will reduce the resources we have allocated to meeting our business goals and objectives. Accordingly, we determined that the Option Exchange best balanced our goals of motivating, retaining and incentivizing our employees while at the same time not continuing to dilute shareholders or unnecessarily suing cash resources.  We have decided that executive officers who received share options on June 23, 2021 under the 2018 Plan should be eligible for the Option Exchange, as they currently hold approximately 55% of the share options eligible for the Option Exchange. As such, if we were to exclude them, we may not fully achieve the intentions of the program with respect to retention and dilution. In addition, during this critical time for the organization, we need to keep our executives incentivized in order to maintain continuity and to increase the likelihood of achieving significant milestones that would bring value to the organization and our shareholders. Accordingly, we determined that the Option Exchange was the most attractive alternative for shareholders, as more fully explained below.

Performance Incentives

We face significant competition for experienced and talented personnel with critical and high demand skills in our industry generally and in the antibiotic space in particular. Share options are an important part of our incentive compensation. The price of our ordinary shares has significantly decreased since our initial public offering in May 2018, at which point our share price was approximately $13.00 per share. While we have made significant progress in developing our product candidate and advancing our Phase III clinical trials, and while we remain optimistic regarding our growth potential, the price of our ordinary shares remains relatively low following receipt of the complete response letter from the U.S. Food and Drug Administration in July 2021 and due to market factors negatively impacting the antibiotics sector as well as market conditions generally. On March 31, 2022, the closing price of our ordinary shares on The Nasdaq Capital Market was $0.355 per share, resulting in 100% of our outstanding share options held by employees, including certain executive officers, being underwater. Our compensatory share options cannot be sold. They can either be voluntarily exercised if the market price of our ordinary shares exceeds the exercise price or they will expire unexercised. Share options that are so significantly underwater are not effective as performance incentives because they provide less or no perceived value to share option holders. In addition, because substantially all of our share options are significantly underwater, the likelihood that there will be a positive spread between their exercise prices and the near-term price of our ordinary shares is too low to provide meaningful incentive to share option holders.  This is a particular concern for the company in this time of unprecedented competition for talent.

Personnel Retention

We designed the Option Exchange to restore equity value, increase retention and motivation in a highly competitive labor market, particularly in the biotech space, provide non-cash compensation incentives, and to better align our employee and shareholder interests for long-term growth. Underwater share option awards are of limited benefit in motivating and retaining our employees, and this is particularly the case for share options that are significantly underwater. Through the Option Exchange, we believe that we will be able to enhance long-term shareholder value by increasing our ability to retain experienced and talented personnel and by better aligning the interests of these individuals with the interests of our shareholders. As of March 31, 2022, 100% of the share options held by our employees, including executive officers, were underwater and, for a large number of such individuals, significantly so. As a result, we may face considerable challenges in retaining our employees, and there is a possibility that our competitors may be able to offer equity incentives that are more attractive and that, in some cases, could make the terms of employment with such competitor more attractive than what we offer to our existing employees. The Option Exchange is designed to address these concerns as well as maintain positive morale among our personnel and reinvigorate a culture where equity compensation is a key component of our overall compensation package.

For each share option exchanged, the vesting of the new share options issued under the Option Exchange will match the vesting of the exchanged share option, being 25% of the shares underlying the option vesting on June 23, 2022, with the remaining ordinary shares vesting in equal monthly installments thereafter until June 23, 2025, subject to continued service with the Company through each relevant vesting date. The compensation committee believes that maintaining the vesting status and schedule for the newly issued options in the Option Exchange without resetting the vesting period, incentivizes employees by recognizing the value of their contributions to the Company since the date of grant while also incentivizing them to remain with the Company through the remaining vesting periods to allow recognition for the full value of the awards.

Alignment of Interests

As of March 31, 2022 seven employees, including two of our executive officers, are eligible for the Option Exchange. Because the equity awards to be issued pursuant to the Option Exchange are non-statutory share options, our Eligible Option Holders will only receive value for such equity awards based on positive share price performance following the Option Exchange. This aligns the interests of our Eligible Option Holders with our shareholders. Additionally, because the two executive officers currently hold approximately 55% of the share options eligible for the Option Exchange, to exclude them from the Option Exchange would limit the impact of the program.

Alternatives Considered

Our compensation committee considered alternatives to the Option Exchange to provide a meaningful performance and retention incentive, including providing new share option or restricted share unit awards, exchanging underwater share options for full value shares or exchanging underwater share options for a cash payment, or just increasing cash compensation. After careful consideration, our compensation committee determined that the Option Exchange provides better performance and retention incentives at a lower cost to the company and/or with less dilution to shareholders when compared with other alternatives.

Structure of the Option Exchange

The board of directors, upon recommendation of our compensation committee, authorized the Option Exchange on April 8, 2022, subject to shareholder approval. If the shareholders approve, we will effect the Option Exchange on the Exchange Effective Date.   On the Exchange Effective Date, all Eligible Share Options will be automatically cancelled and new share options issued on a one for one basis with a new exercise price.  Set forth below is a description of the key features of the Option Exchange.

Eligible Option Holder Participants

The Option Exchange will only be available to employees, including executive officers, who on the Exchange Effective Date are providing services to us and hold outstanding eligible share options.  As of March 31, 2022, eligible share options represented approximately 83% of total outstanding share options.  Of the 13,200,000 ordinary shares underlying share options that are currently eligible for the Option Exchange, our chief executive officer, Mr. Fishman, and our chief financial officer, Ms. Matthews, hold share options to purchase 5,280,000 ordinary shares and 1,936,000 ordinary shares, respectively.  The remaining eligible share options to purchase 5,984,000 ordinary shares are held by five non-executive employees. Participants in the Option Exchange must continue to be employed by us on the date the surrendered share options are cancelled and replacement share options are granted. Any employee holding eligible share options currently but whose service with us terminates for any reason before the Exchange Effective Date, including due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible share options subject to their existing terms and would not be eligible to receive new share options in the Option Exchange.

Eligible Share Options

As of March 31, 2022, we had outstanding eligible share options to purchase 13,200,000 ordinary shares under our 2018 Plan at an exercise price of $2.01 per share and with a remaining life of approximately 111 months. These eligible share options represent approximately 83% of total outstanding share options and approximately 7% of the issued and outstanding ordinary shares as of March 31, 2022.

Exercise Price of New Share Options

The Option Exchange is a one-for-one-exchange.  All replacement share options granted will have an exercise price equal to the fair market value of our ordinary shares at the time we grant replacement share options, which for the avoidance of doubt, will be the Exchange Effective Date.

Vesting Schedules for New Share Options

Vesting of new share options issued under the Option Exchange will match the vesting of the exchanged share options.   This vesting schedule supports the nature of share options as an incentive vehicle, recognizes the prior services and contributions of Eligible Option Holders and provides us with valuable years of personnel retention during an important time for the Company.

Term for New Share Options

The new share options will expire 10 years following the Exchange Effective Date.

Intended Implementation of the Option Exchange on the Exchange Effective Date

If our shareholders approve this Proposal No. 4, the Option Exchange shall occur automatically on the date our shareholders approve this proposal.

Impact of the Option Exchange on Surrendered Share Options and Ordinary Share Availability under the 2018 Plan

If all seven employees remain eligible for the Option Exchange on the Exchange Effective Date, there will be 13,200,000 ordinary shares underlying share options that are surrendered under the Option Exchange.  As these will be replaced by new share options on a one for one basis, there will be no impact to the share reserve of the 2018 Plan available for future grant of equity awards under the 2018 Plan.

No Appraisal Rights

No action is proposed herein for which the laws of Ireland, or our constitution, provide a right to our shareholders to dissent and obtain appraisal of, or payment for, such shareholder's ordinary shares.

Accounting Impact

The incremental compensation expense associated with the Option Exchange will be measured as the excess, if any, of the fair value of new replacement share options granted to eligible participants in the Option Exchange, measured as of the date the new replacement share options are granted, over the fair value of the share options surrendered in exchange for the new replacement share options, measured immediately prior to the cancellation of the surrendered share options. We do not expect the incremental compensation expense, if any, to be material to our financial results. We will recognize any such incremental compensation expense ratably over the vesting period of the new replacement share options.

Material U.S. Federal Income Tax Consequences of the Option Exchange

The exchange of share options pursuant to the Option Exchange should be treated as a non-taxable exchange because the new share options will have an exercise price equal to or greater than the fair market value of our ordinary shares on the grant date. Neither the company nor the participants in the Option Exchange should recognize any income for U.S. federal income tax purposes upon the grant of the new share options. New share options granted under the Option Exchange will be non-qualified share options for U.S. federal income tax purposes. Tax effects may vary in other countries.

Material Irish Tax Consequences of the Option Exchange

The exchange of share options pursuant to the Option Exchange should not trigger an Irish income tax or capital gains tax charge for the Company or the participants.  Neither the Company nor the participants in the Option Exchange should be subject to Irish income tax upon the grant of the new share options.

Irish stamp duty should not arise on the exchange of share options pursuant to the Option Exchange because: (i) the exercise price of the share options to be surrendered exceeds the current market price of our ordinary shares; and (ii) the new share options will have an exercise price equal to or greater than the fair market value of our ordinary shares on the grant date.

Financial Statements

Our financial statements and other information required by Item 13(a) of Schedule 14A under the Exchange Act are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2022.

Interest of Certain Persons

In considering the recommendation of our Board that our shareholders approve the Option Exchange, shareholders should be aware that our chief executive officer, Mr. Fishman, and our chief financial officer, Ms. Matthews, have direct interests in the adoption of this proposal, which may present them with conflicts of interest in connection with the recommendation and approval of this proposal. As discussed above, currently seven employees (including our chief executive officer and chief financial officer) will be eligible for the Option Exchange to the extent they hold eligible share options and remain employed by or are providing services to the Company through the completion of the Option Exchange. Of the 13,200,000 ordinary shares underlying share options that are currently eligible for the Option Exchange, Mr. Fishman and Ms. Matthews hold share options to purchase 5,280,000 ordinary shares and 1,936,000 ordinary shares, respectively.  The remaining eligible share options to purchase 5,984,000 ordinary shares are held by five non-executive employees.  Therefore, in recommending adoption of this proposal to our shareholders, our Board recognizes, and our shareholders should be aware, that approval of this proposal may benefit certain of our executive officers.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the approval of the share option exchange proposal (Proposal No. 4).

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE SHARE OPTION EXCHANGE PROPOSAL (PROPOSAL NO. 4) IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SHARE OPTION EXCHANGE PROPOSAL.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Business Conduct and Ethics is available on our website at www.iterumtx.com.  If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or in a Current Report on Form 8-K.  Information contained on, or that can be accessed through, our website is not incorporated by reference into this document, and you should not consider information on our website to be part of this document.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the annual general meeting. If any other business is properly brought before the annual general meeting, proxies will be voted in accordance with the judgment of the persons named therein.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. In addition to the solicitation of proxies by mail, we expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mail, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media. We have engaged Innisfree M&A Incorporated, or Innisfree, to solicit proxies from shareholders in connection with the annual general meeting. We will pay Innisfree a fee of approximately $20,000, plus reasonable out of pocket fees and expenses for soliciting proxies. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. Proxies may be solicited by Innisfree by mail, telephone and e-mail.

Householding of Annual and Extraordinary Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement, annual report, Irish Statutory Financial Statements or Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of any such document to any shareholder upon request submitted in writing to us at Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland, Attention: Investor Relations, or by calling +353 1 9038354. Any shareholder who wants to receive separate copies of the proxy statement, annual report, Irish Statutory Financial Statements or Notice of Internet Availability of Proxy Materials in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Shareholder Proposals for 2023 Annual General Meeting of Shareholders

Proposals of shareholders intended to be presented at our 2023 annual general meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our offices at c/o Secretary, Iterum Therapeutics plc, Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, Ireland, no later than [  ], in order to be included in the proxy statement and proxy card relating to that meeting.

In addition, shareholders who intend to present matters for action at our 2023 annual general meeting or nominate directors for election to our board of directors (other than pursuant to Rule 14a-8) must comply with the requirements set forth in our Constitution. For such matters under our Constitution, proper written notice must be received by our secretary at our registered office at the address noted above, no earlier than [  ] and no later than [  ]; except if the date of the 2023 annual general meeting is changed by more than thirty (30) days from the first anniversary date of the 2022 Annual General Meeting, the shareholder's notice must be so received not earlier than one hundred and twenty (120) days prior to such annual general meeting and not later than the close of business on the later of (i) the 90th day prior to such annual general meeting or (ii) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made.

Important Notice of the Internet Availability of Proxy Materials for the 2022 Annual General Meeting:

The Notice and Proxy Statement, Irish Statutory Financial Statements and 2021 annual report to shareholders are available at www.proxyvote.com.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this proxy statement is considered to be part of this proxy statement. This proxy statement incorporates by reference the documents listed below (File No. 001-38503) that we previously filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 may be obtained by shareholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov.

You also may access these filings on our website at www.iterumtx.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this proxy statement.

APPENDIX A

AMENDED CONSTITUTION

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

(as amended by all resolutions up to and including [15 June 2022])

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

1.	The name of the Company is Iterum Therapeutics public limited company.
2.	The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014.
3.	The objects for which the Company is established are:
3.1.

To carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all its branches, the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed necessary or appropriate by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2.

To carry on the business of a pharmaceuticals company and to research, develop, design, manufacture, produce, supply, buy, sell, distribute, import, export, provide, promote and otherwise deal in pharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices or products of a pharmaceutical, medicinal or healthcare character and to hold intellectual property rights and to do all things usually done by persons carrying on the above mentioned activities or any of them or likely to be required in connection with any such activities.

3.3.

To invest in pharmaceutical and related assets, including, amongst other items, investments in pharmaceutical companies, products, businesses, divisions, technologies, devices, sales force and other marketing capabilities, development projects and related activities, licences, intellectual and similar property rights, premises and equipment, royalty rights and all other assets needed to operate a pharmaceuticals business.

3.4.	To establish, maintain and operate laboratories for the purposes of carrying on chemical, physical and other research in medicine, chemistry, industry or other unrelated or related fields.
3.5.

To invest (including long-term investments in, and acquisitions of, the shares or other securities or ownership interests in other companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.6.	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering,

pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

3.7.

To acquire and hold shares and stocks of any class or description, debentures, debenture stocks, bonds, bills, mortgages, obligations, investments, partnership interests, limited partnership interests, trust interests, membership interests and other securities or ownership interests of all descriptions and of any kind issued or guaranteed by any company or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.

3.8.

To remunerate by cash payments or allotment of shares or securities or other ownership interests (including rights to acquire shares or securities or other ownership interests) of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.9.	To purchase for investment property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.
3.10.

To acquire by purchase, exchange, lease, fee, farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.

3.11.

To erect or secure the erection of buildings or other structures of any kind with a view of occupying or letting them or otherwise utilising them and to enter into any contracts or leases and to grant any licences necessary to effect the same.

3.12.

To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up and improving houses, shops, flats, maisonettes and other buildings and structures and to enter into contracts and arrangements of all kinds with tenants and others.

3.13.

To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real property, chattels real or personal, movable or immovable, either in whole or in part.

3.14.

To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services and any other services deemed appropriate by the Company.
3.15.

To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or non-negotiable or transferable or non-transferrable instruments.

3.16.	To redeem, purchase, or otherwise acquire in any manner permitted by law any shares in the Company's capital or other securities or ownership interests of any kind issued by the Company.
3.17.

To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, or by any other method whatsoever, the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest, dividends and other amounts due on or with respect to any security of any person, firm or company, including any company which is for the time being the Company's holding company (as defined by section 8 of the Companies Act 2014) or subsidiary (as defined by section 7 of the Companies Act 2014) or another subsidiary as defined by the said section of the Company's holding company (as defined by section 8 of the Companies Act 2014) or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

3.18.	To lend the funds of the Company with or without security and at interest or free of interest.
3.19.

To raise or borrow or secure the payment of money, including by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets or rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee any or all of the liabilities of the Company, any other company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise.

3.20.

To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company's assets to specific purposes, either conditionally or unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company's business or to any other special rights, privileges, advantages or benefits.

3.21.	To reduce the share capital of the Company in any manner permitted by law.
3.22.

To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

3.23.	To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons, and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of any such persons and to remunerate any person, firm or company rendering services to the Company or of any company which is a subsidiary of the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

3.24.	To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.
3.25.

To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

3.26.

To distribute either upon a distribution of assets or division of profits among the Members of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

3.27.

To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.

3.28.

To do and carry out all or any of the foregoing or following objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the business of insurance.

3.29.

To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trademarks, trade names, copyrights, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

3.30.	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company.
3.31.	To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company.
3.32.	To adopt such means of making known the Company and its products and services as may seem expedient.

3.33.	To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.
3.34.

To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

3.35.	To amalgamate with, merge with or otherwise become part of or associated with any other company or association in any manner permitted by law.
3.36.

To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.37.

To receive voluntary dispositions of all or any part of the undertakings, properties, assets or rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.38.

To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company's undertakings, properties, assets or rights.

And it is hereby declared that (i) the word "company" in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anyway limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and (ii) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member's Shares.
5.	The authorised share capital of the Company is US$1,200,000 divided into 20,000,000 Ordinary Shares of US$0.01 each and 100,000,000 Preferred Shares of US$0.01 each.
6.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company's Articles of Association for the time being.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

TABLE OF CONTENTS

PRELIMINARY	11
REGISTERED OFFICE	14
SHARE CAPITAL; ISSUE OF SHARES	14
ORDINARY SHARES	15
PREFERRED SHARES	16
ISSUE OF WARRANTS	16
CERTIFICATES FOR SHARES	16
REGISTER OF MEMBERS	17
TRANSFER OF SHARES	17
REDEMPTION AND REPURCHASE OF SHARES	20
VARIATION OF RIGHTS OF SHARES	20
LIEN ON SHARES	21
CALLS ON SHARES	22
FORFEITURE	23
NON-RECOGNITION OF TRUSTS	24
TRANSMISSION OF SHARES	24
AMENDMENT OF MEMORANDUM OF ASSOCIATION; CHANGE OF LOCATION OF REGISTERED OFFICE; AND ALTERATION OF CAPITAL	25
CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	26
GENERAL MEETINGS	27
NOTICE OF GENERAL MEETINGS	27
PROCEEDINGS AT GENERAL MEETINGS	28
VOTES OF MEMBERS	32
PROXIES AND CORPORATE REPRESENTATIVES	33
DIRECTORS	34
DIRECTORS' AND OFFICERS' INTERESTS	35
POWERS AND DUTIES OF DIRECTORS	36
MINUTES	37
DELEGATION OF THE BOARD'S POWERS	38
CHAIRPERSON AND EXECUTIVE OFFICERS	38

PROCEEDINGS OF DIRECTORS	39
RESIGNATION AND DISQUALIFICATION OF DIRECTORS	40
APPOINTMENT, ROTATION AND NOMINATION OF DIRECTORS	41
SECRETARY	43
SEAL………………………………………………………………………………………………………………..	43
DIVIDENDS, DISTRIBUTIONS AND RESERVES	43
CAPITALISATION	45
ACCOUNTS	45
AUDIT………………………………………………………………………………………………………………..	46
NOTICES	46
UNTRACED HOLDERS	48
DESTRUCTION OF DOCUMENTS	49
WINDING UP	50
INDEMNITY	51
FINANCIAL YEAR	52
SHAREHOLDER RIGHTS PLAN	52
BUSINESS COMBINATION	52

PRELIMINARY

1.

Sections 43(2), 43(3), 65(2)-(7), 77-81, 83(3), 94(1), 95(1), 96(2)-(11), 124, 125, 126(2) to (8), 144(3)-(4), 148(2), 158-165, 178(2), 180(5), 181(1), 181(6), 182(2), 182(5), 183(3), 186(c)(i), 187, 188, 193, 218(3)-(5), 229, 230, 338(5)-(6), 618(1)(b), 620(8), 1090, 1092, and 1113 of the Companies Act shall not apply to the Company.  The provisions of the Companies Act which are stated therein to apply to a public limited company, save to the extent that its constitution is permitted to provide or state otherwise, will apply to the Company subject to the alterations contained in these Articles, and will, so far as not inconsistent with these Articles, bind the Company and its Members.

2.1.	In these Articles:

"1990 Regulations"	The Companies Act 1990 (Uncertificated Securities) Regulations 1996 (S.I. No. 68 of 1996) as may be amended from time to time.
"address"	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.
"Adoption Date"	means 30 May 2018.
"Articles" or "Articles of Association"	means these articles of association of the Company, as amended from time to time by Special Resolution.
"Assistant Secretary"	means any person appointed by the Board from time to time to assist the Secretary.
"Auditors"	means the persons for the time being performing the duties of the statutory auditors of the Company.
"Board"	means the board of Directors for the time being of the Company.
"Chairperson"	means the chairperson of the Board from time to time and/or chairperson of a general meeting of the Company as the context may require.
"clear days"

means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect.

"Companies Act"	means the Companies Act 2014 and every statutory modification, replacement and re-enactment thereof for the time being in force.
"Company"	means Iterum Therapeutics plc.
"Court"	means the Irish High Court.
“Derivative Transaction”

means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (B) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or  price changes with respect to any securities of the Company, or (D) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

"Directors"	means the directors for the time being of the Company.
"dividend"	includes dividends, final dividends, interim dividends and bonus dividends.
"electronic communication"	shall have the meaning given to those words in the Electronic Commerce Act 2000.
"electronic signature" "Enterprise"

shall have the meaning given to those words in the Electronic Commerce Act 2000.

means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise or entity which a person is or was serving at the request of the Company;

"Exchange"	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.
"Exchange Act"	means the Securities Exchange Act of 1934 of the United States of America.
"Member"	means a person who has agreed to become a member of the Company and whose name is entered in the Register of Members as a registered holder of Shares.
"Memorandum"	means the memorandum of association of the Company as amended from time to time by Special Resolution.
"month" "Official"	means a calendar month. means a director, officer, secretary, employee, trustee, agent, partner, managing member, fiduciary or other official of the Company or another Enterprise;

"Ordinary Resolution"	means an ordinary resolution of the Company's Members within the meaning of section 191 of the Companies Act.
"paid-up"	means paid-up in accordance with the Companies Act as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.
"Redeemable Shares"	means redeemable shares in accordance with the Companies Act.
"Register of Members" or "Register"	means the register of Members of the Company maintained by or on behalf of the Company, in accordance with the Companies Act.
"registered office"	means the registered office for the time being of the Company.
"Seal"	means the seal of the Company, if any, and includes every duplicate seal.
"Secretary"

means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board or the Secretary to perform the duties of secretary of the Company, in each case, when acting in the capacity of the secretary of the Company.

"Share" and "Shares"	means a share or shares in the capital of the Company.
"Special Resolution"	means a special resolution of the Company's Members within the meaning of section 191 of the Companies Act.
2.2.	In these Articles (unless otherwise specified):

2.2.1words importing the singular number include the plural number and vice-versa;

2.2.2	words importing the feminine gender include the masculine gender and the neuter and vice-versa;
2.2.3

words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere and references to a company, except where used in reference to the Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere;

2.2.4

expressions referring to "written" and "in writing" shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company;
2.2.5	expressions referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature;
2.2.6	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;
2.2.7

any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.2.8

reference to "officer" or "officers" in these Articles means any executive that has been designated by the Company as an "officer" and, for the avoidance of doubt, shall not have the meaning given to such term in the Companies Act and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Companies Act;

2.2.9	headings are inserted for reference only and shall be ignored in construing these Articles; and
2.2.10

references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

REGISTERED OFFICE

3.	The registered office shall be at such place in Ireland as the Board from time to time shall decide.

SHARE CAPITAL; ISSUE OF SHARES

4.	The authorised share capital of the Company is US$1,200,000 divided into 20,000,000 Ordinary Shares of US$0.01 each and 100,000,000 Preferred Shares of US$0.01 each.
5.

Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Companies Act) allot, issue, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Members, but so that no Share shall be issued at a discount save in accordance with sections 71(4) and 1026 of the Companies Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each such Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon. To the extent permitted by the Companies Act, Shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

6.

Subject to any requirement to obtain the approval of Members under any laws, regulations or the rules of any Exchange, the Board is authorised, from time to time, to grant such persons, for such periods and upon such terms as the Board deems advisable, options or awards to purchase or subscribe for any number of Shares of any class or classes or of any series of any class and other securities or ownership interests of the Company as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options or awards to be issued.

7.1.

The Directors are, for the purposes of section 1021 of the Companies Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of the Company's authorised but unissued share capital as at the Adoption Date and to allot and issue any Shares acquired by or on behalf of the Company pursuant to the provisions of the Companies Act and held as treasury shares and, unless it is renewed or a longer period of time is allowed under applicable law, this authority shall expire five years from the Adoption Date.

7.2.

The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Companies Act to allot equity securities within the meaning of the said section 1023 for cash pursuant to the authority conferred by Article 7.1 as if section 1022 of the Companies Act did not apply to any such allotment.

7.3.

The Company may before the expiry of the authorities conferred by Articles 7.1 and/or 7.2 make an offer or agreement which would or might require relevant securities (as defined in section 1021 of the Companies Act) and/or equity securities (as defined in section 1023 of the Companies Act), as the case may be, to be allotted after such expiry and the Board may allot relevant securities and/or equity securities in pursuance of such an offer or agreement as if the authorities conferred by Articles 7.1 and/or 7.2 had not expired.

7.4.	The Company may issue permissible letters of allotment (as defined by section 1019 of the Companies Act) to the extent permitted by the Companies Act.
8.

The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the Shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any Shares in the Company on such terms and, subject to the provisions of the Companies Act and to such conditions as the Board may determine including by paying cash or allotting and issuing fully or partly paid Shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

ORDINARY SHARES

9.	The rights and restrictions attaching to the Ordinary Shares shall be as follows:
9.1.

subject to the right of the Company to set record dates for the purposes of determining the identity of Members entitled to notice of and/or to vote at a general meeting and any rules or regulations applicable to the conduct of any general meeting of the Company, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

9.2.	the right to participate pro rata in all dividends declared by the Company with respect to the Ordinary Shares; and
9.3.	the right, in the event of the Company's winding up, to participate pro rata with all other Ordinary Shares in the total assets of the Company.
10.	The rights attaching to the Ordinary Shares shall be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 13.
11.

Unless the Board specifically resolves to treat such acquisition as a purchase for the purposes of the Companies Act, an Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such third party and the Company is hereby authorised to enter into any such agreement, transaction or trade. In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share, or to authorise the redemption of such a Redeemable Share and once deemed to be a Redeemable Share such share shall be redeemable at the instance of the Company.

12.	All Ordinary Shares shall rank pari passu with each other in all respects.

PREFERRED SHARES

13.

The Directors are authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Directors providing for the issuance of such class or series, including (but not limited to) the authority to provide that any such class or series may be:

13.1.

redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices as the Directors may determine;

13.2.

entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times as the Directors may determine, and which may be payable in preference to, or in such relation to, the dividends payable on any other class or classes of Shares or any other series as the Directors may determine;

13.3.	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company as the Directors may determine; or
13.4.

convertible into, or exchangeable for, Shares of any other class or classes of Shares, or of any other series of the same or any other class or classes of Shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors may determine.

The Directors may at any time before the allotment of any Preferred Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares.

14.

The rights conferred upon the holder of any pre-existing Shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with Article 13.

ISSUE OF WARRANTS

15.	The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

16.

Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by any Exchange, depository or any operator of any clearance or settlement system or by law, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for any Shares of any class held by him or her (nor on transferring a part of holding, to a certificate for the balance).

17.

Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the Seal and authorised signature(s) affixed by some method or system of mechanical or electronic process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

18.

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

19.	The Company shall maintain or cause to be maintained a Register of its Members in accordance with the Companies Act.
20.

If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies Act.

21.

The Company, or any agent(s) appointed by it to maintain any duplicate Register of Members in accordance with these Articles shall, as soon as practicable and on a regular basis record, or procure the recording of, in the original Register of Members, all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Act.

22.

The Company shall not be bound to register more than four (4) persons as joint holders of any Share. If any Share shall stand in the names of two (2) or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

23.

Subject to such of the restrictions of these Articles and to such of the conditions of issue or transfer as may be applicable, all transfers of Shares shall be effected by an instrument in writing (an "instrument of transfer") in such form as the Board or the Secretary may approve. All such instruments of transfer must be left at the registered office or at such other place as the Board or the Secretary may specify and all such instruments of transfer shall be retained by the Company.

24.1

In the case of transfers to Cede & Co (or to any successor thereto, or to any other affiliate or nominee of The Depositary Trust Company or of any successor to The Depositary Trust Company) the instrument of transfer shall not be effective until executed by:

24.1.1	the Secretary (or such person as may be nominated by the Secretary for this purpose) on behalf of the Company; and
24.1.2

by the transferor or alternatively by or on behalf of the transferor by the Secretary (or such person as may be nominated by the Secretary for this purpose) on behalf of the Company, and the Company shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company.

24.2

In the case of transfers other than those to Cede & Co (or to any successor thereto, or to any other affiliate or nominee of The Depositary Trust Company or of any successor to The Depositary Trust Company), the instrument of transfer of any Share shall be executed by the transferor or alternatively for and on behalf of the transferor by the Secretary (or such other person as may be nominated by the Secretary for this purpose) on behalf of the Company, and the Secretary (or relevant nominee), acting on behalf of the Company shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company.

24.3

An instrument of transfer need not be executed by the transferee except to the extent required by the Companies Act. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred and the date of the agreement to transfer the Shares, shall, once executed in accordance with this Article, be deemed to be a proper instrument of transfer for the purposes of section 94 of the Companies Act.

24.4

The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Board so determine.

24.5

The Company, at its absolute discretion and insofar as the Companies Act or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferor or transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferor or transferee is paid by the Company or any subsidiary of the Company on behalf of the transferor or transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled, but not required, to (i) seek reimbursement of the stamp duty from the transferor or transferee, (ii) set-off the stamp duty against any dividends payable to the transferor or transferee of those Shares or (iii) claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.
24.6

Notwithstanding the provisions of these Articles and subject to any regulations made under section 1086 of the Companies Act or the 1990 Regulations (including any modification thereof or any regulations in substitution therefor made under the Companies Act or otherwise), title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Companies Act or any regulations made thereunder or the 1990 Regulations (including any modification thereof or any regulations in substitution therefor made under the Companies Act or otherwise). The Board shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

25.

The Board may, without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, without assigning any reason, refuse to register a transfer of any Share unless:

25.1

the instrument of transfer is fully and properly completed and is lodged with the Company at the registered office or at such other place as the Board or the Secretary may specify accompanied by the certificate(s) for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

25.2	the instrument of transfer is in respect of only one class of Shares;
25.3

a registration statement under the Securities Act of 1933 (as amended) of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;

25.4	the instrument of transfer is properly stamped (in circumstances where stamping is required);
25.5	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;
25.6

it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

25.7	it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.
26.

If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

27.

The Company shall not be obligated to make any transfer to an individual under 18 years of age or to a person in respect of whom an order has been made by a competent court or official on the grounds that he or she is or may be suffering from mental disorder or is otherwise incapable of managing his or her affairs or under other legal disability.
28.

Upon every transfer of Shares, the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to Article 16 a new certificate may be issued without charge to the transferee in respect of the Shares transferred to him or her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him or her without charge.

REDEMPTION AND REPURCHASE OF SHARES

29.	Subject to the provisions of Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Companies Act and the other provisions of this Article 29, and without prejudice to Article 13, the Company may:
29.1.

pursuant to section 66(4) of the Companies Act, allot and issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Board;

29.2.

redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares (as defined by section 106(1) of the Companies Act) and re-issue such treasury shares as Shares of any class or classes or cancel them;

29.3.

subject to or in accordance with the provisions of the Companies Act and without prejudice to any relevant special rights attached to any class of Shares, pursuant to section 105 and Chapter 5 of Part 17 of the Companies Act, acquire any of its own Shares (including any Redeemable Shares and without any obligation to acquire on any pro rata basis as between Members or Members of the same class) and may cancel any Shares so acquired or hold them as treasury shares (as defined by section 106(1) of the Companies Act) and may re-issue any such Shares as Shares of any class or classes or cancel them; or

29.4.

convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in section 1071(b) of the Companies Act. No resolution of Members, whether special or otherwise, shall be required to be passed to convert any of the Company's Shares into Redeemable Shares.

30.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act.
31.

The holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company, at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

32.

Without prejudice to the authority conferred on the Directors pursuant to Article 13 to issue Preferred Shares in the capital of the Company, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may be varied or abrogated with the consent in writing of the holders of a majority of the issued Shares of that class or series entitled to vote on such variation or abrogation, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the Shares of that class or series.
33.

The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued Shares of the class or series.

34.

The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them. For the avoidance of doubt:

34.1.	the issue, redemption or purchase of any of the 100,000,000 Preferred Shares of US$0.01 each shall not constitute a variation of the rights of the holders of Ordinary Shares; and
34.2.

the issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class or series of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class or series of Preferred Shares.

LIEN ON SHARES

35.

The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Board, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article 35. The Company's lien on a Share shall extend to all monies payable in respect of it.

36.

The Company may sell in such manner as the Board determines any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice demanding payment, stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death, bankruptcy or insolvency of the holder or otherwise by operation of law or regulation (whether of Ireland or otherwise).

37.

To give effect to a sale, the Board may authorise some person to execute an instrument of transfer of the Share(s) sold to, or in accordance with, the directions of the transferee. The transferee shall be entered in the Register as the holder of the Share(s) comprised in any such transfer and he or she shall not be bound to see to the application of the purchase monies nor shall his or her title to the Share be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

38.

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any monies not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

39.

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in the Register as held either jointly or solely by any Members or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on, or in respect of, any Shares registered as mentioned above or for or on account or in respect of any Member and whether in consequence of:

(a)	the death of such Member;
(b)	the non-payment of any income tax or other tax by such Member;
(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Member or by or out of his or her estate; or
(d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares renders the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

39.1.	the Company shall be fully indemnified by such Member or his or her executor or administrator from all liability;
39.2.

the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such Member for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Member under or in consequence of any such law, together with interest at the rate of fifteen percent (15%) per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

39.3.

the Company may recover as a debt due from such Member or his or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

39.4.

the Company may, if any such money is paid or payable by it under any such law as referred to above, refuse to register a transfer of any Shares by any such Member or his or her executor or administrator until such money and interest is set off or deducted as referred to above or, in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

40.

Subject to the rights conferred upon the holders of any class of Shares, nothing in Article 39 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Member as referred to above (and, his or her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

41.

Subject to the terms of allotment, the Board may make calls upon the Members in respect of any monies unpaid on their Shares and each Member (subject to receiving at least fourteen (14) clear days' notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his or her Shares. A call may be required or permitted to be paid in instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part, and payment of a call may be postponed in whole or in part.
42.	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.
43.	A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the Share in respect of which the call is made.
44.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.
45.

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Act), but the Board may waive payment of the interest wholly or in part.

46.

An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and, if it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

47.	Subject to the terms of allotment, the Board may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.
48.

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any Shares held by him or her, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

49.

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

50.

The notice shall state a further day (not earlier than the expiration of fourteen (14) clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

51.

If the requirements of any such notice as aforesaid are not complied with, then at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture. The Board may accept a surrender of any Share liable to be forfeited hereunder.

52.

On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

53.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal, such a Share is to be transferred to any person, the Board may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he or she shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

54.

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him or her to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his or her liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the Shares.

55.

A statement in writing that the maker of the statement is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

56.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

57.

The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

NON-RECOGNITION OF TRUSTS

58.

The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies Act) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

59.

If a Member dies, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her interest in the Shares; but nothing herein contained shall release the estate of any deceased holder from any liability in respect of any Share which had been jointly held by him or her solely or jointly with other persons.

60.

A person becoming entitled to a Share in consequence of the death, bankruptcy, liquidation or insolvency of a Member, or otherwise becoming entitled to a Share by operation of any law, directive or regulation (whether of Ireland, the European Union, or any other jurisdiction) may elect, upon such evidence of title being produced as the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) may reasonably require at any time and from time to time, and subject as further provided in this Article, either to become the holder of the Share or to have some person nominated by him or her registered as the transferee of such Share. If he or she elects to become the holder of the Share, he or she shall give notice to the Company to that effect and, where the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) are satisfied with the evidence of title produced to them, they may register such person as the holder of the Share, subject to the other provisions of these Articles and of the Companies Act. If he or she elects to have another person registered as the transferee of the relevant Share, he or she shall execute an instrument of transfer of the Share to that person.  All of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the relevant Member and the event giving rise to the entitlement of the relevant person to the Shares had not occurred.

61.

A person becoming entitled to a Share by transmission shall have the rights to which he or she would be entitled if he or she were the holder of the Share (including the right to receive and give a valid discharge for any dividends, distributions or other moneys payable on or in respect of the Share), except that, before being registered as the holder of the Share, he or she shall not be entitled in respect of it to receive notices of, or to attend or vote at, any meeting of the Company or at any separate meeting of holders of any class of Shares in the Company. The Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), at any time, may give notice requiring any such person to elect either to be registered himself or herself as the holder of the Share or to transfer the Share and, if the notice is not complied with within ninety (90) days, the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) thereupon may withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION;
CHANGE OF LOCATION OF REGISTERED OFFICE; AND
ALTERATION OF CAPITAL

62.	The Company may by Ordinary Resolution (or as otherwise provided in these Articles, or determined by the Board, or otherwise permitted under applicable law):
62.1.	divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;
62.2.	increase the authorised share capital by such sum to be divided into Shares of any nominal value;
62.3.	consolidate and divide all or any of the Shares into Shares of a larger nominal value than the existing Shares;
62.4.

subdivide the Shares, or any of them, into Shares of a smaller nominal value, so however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived (and so that the Board may determine that, as between the holders of the Shares resulting from such sub-division, one or more of the Shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new Shares);
62.5.	cancel any Shares which have not been taken or agreed to be taken by any person and diminish the amount of the Company's share capital by the amount of the Shares so cancelled;
62.6.	increase the nominal value of any of the Shares by the addition to them of any undenominated capital;
62.7.

reduce the nominal value of any of the Shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

62.8.	convert any undenominated capital into Shares for allotment as bonus shares to holders of existing Shares; and/or
62.9.	subject to applicable law, change the currency denomination of its share capital.
63.	Subject to the provisions of the Companies Act, the Company may:
63.1.

by Special Resolution (or as otherwise required or permitted by applicable law) change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;

63.2.

by Special Resolution (or as otherwise required or permitted by these Articles and applicable law (including, without limitation, section 83 of the Companies Act)) reduce its issued share capital and any capital redemption reserve fund, share premium account or undenominated capital account. In relation to such reductions, the Company may by Special Resolution (or as otherwise required or permitted by these Articles and applicable law) determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected; and

63.3.	by resolution of the Directors, change the location of its registered office.
64.

Where any difficulty arises in regard to any alteration or reorganisation of the share capital of the Company, the Board may settle the same as they think expedient and in particular, may arrange to sell any Shares representing fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Members, and the Board may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

65.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Companies Act, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year, as it may determine. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.
66.

In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of Members is relevant.

67.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of Members. Where a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

68.	The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Act.
69.

The Board may, whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with the Companies Act, convene a general meeting in the manner required by the Companies Act. All general meetings other than annual general meetings shall be called extraordinary general meetings. Where any provision of the Companies Act confers rights on the members of a company to convene a general meeting without first directing the board of directors to convene a general meeting and expresses such rights to apply save where a company's articles of association or constitution provides otherwise, such rights shall not apply to the Members of the Company.

70.

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notice calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. Each general meeting shall be held at such time and place as designated by the Board and as specified in the notice of meeting.  Subject to section 176 of the Companies Act, all general meetings may be held outside of Ireland.

71.

The Board may authorise the Secretary to postpone or cancel any general meeting called in accordance with the provisions of these Articles (other than a meeting requisitioned by the Members in accordance with the Companies Act or the postponement or cancellation of which would be contrary to the Companies Act, law or a Court order pursuant to the Companies Act) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for any postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

NOTICE OF GENERAL MEETINGS

72.

Subject to the provisions of the Companies Act allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called on at least twenty-one (21) clear days' notice and all other extraordinary general meetings shall be called on at least fourteen (14) clear days' notice. Such notice shall state the date, time, place of the meeting and the general nature of the business to be considered. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on any Exchange.

73.

A general meeting of the Company shall, whether or not the notice specified in Article 72 has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or by their proxies.

74.

The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given in any manner permitted by these Articles to all Members.

75.

There shall appear with reasonable prominence in every notice of general meeting of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him or her and that a proxy need not be a Member of the Company.

76.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

77.

In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate the notice or any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

78.	The business of annual general meetings shall include:
78.1	the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;

78.2the review by the Members of the Company’s affairs;

78.3the appointment or re-appointment of Auditors;

78.4the authorisation of the Directors to approve the remuneration of the Auditors; and

78.5the election and re-election of Directors.

79.

No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy (whether or not such Member actually exercises his voting rights in whole, in part or at all at the relevant general meeting) holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

80.

If within 15 minutes (or such longer time not exceeding one hour as the Chairperson of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting (i) if convened on the requisition of Members, shall be dissolved; and (ii) in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the Chairperson (or, in default, the Board) may, subject to the provisions of the Companies Act, determine. If at such adjourned meeting a quorum is not present within 15 minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

81.

If the Board wishes to make this facility available to Members for any or all general meetings of the Company, a Member may participate in any general meeting of the Company by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

82.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.
83.

The Chairperson, or in his absence, some other Director nominated by the Directors shall preside at every general meeting of the Company, but if at any meeting neither the Chairperson, nor such other Director, is present within fifteen minutes after the time appointed for the holding of the meeting, or if none of them are willing to act as Chairperson, the Directors present shall choose some Director present to be Chairperson, or if no Director is present, or if all the Directors present decline to take the chair, the Members present shall choose some Member present to be Chairperson.

84.

The Chairperson of the meeting may, and shall if so directed by the meeting (upon the passage of an Ordinary Resolution), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have been transacted, at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting. Without prejudice to any other power of adjournment which the Chairperson of the meeting may have under these Articles, at common law or otherwise, the Chairperson may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he or she decides that it is necessary or appropriate to do so in order to: (a) secure the proper and orderly conduct of the meeting (b) give all persons entitled to do so an opportunity of attending the meeting (c) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting or (d) ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

85.1.	Subject to the Companies Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:
(a)	it is specified in the notice of meeting;
(b)	it is proposed by or at the direction of the Board;
(c)	it is proposed at the direction of a court of competent jurisdiction;
(d)	it is proposed pursuant to, and in accordance with, the procedures and requirements of Article 86 or 151;

(e)	it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, section 178(3) of the Companies Act;
(f)	the Chairperson of the meeting decides that the resolution may properly be regarded as within the scope of the meeting; or
(g)	it has not been withdrawn by the Chairperson in accordance with Article 85.2.
85.2.

The Chairperson of the meeting may, at his sole discretion, withdraw any resolution to be put to a vote at a general meeting of the Company or of any class of Members and such withdrawal shall not invalidate the proceedings of such meeting and shall be without prejudice to any other resolutions to be put to a vote at such general meeting of the Company or any class of Members.

85.3.

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairperson of the meeting decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

85.4.

If the Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

86.1

For business to be properly requested by a Member to be brought before a general meeting, (other than nominations of directors, which may only be made in accordance with Article 151.1) the Member must:

(a)	be a Member of the Company at the time of the giving of the notice for such general meeting;
(b)	be entitled to vote at such meeting; and
(c)	have given timely and proper notice in writing to the Secretary in accordance with this Article 86.
86.2

To be timely for an annual general meeting, a Member's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company (i) with respect to the first annual general meeting of the Company as a public limited company, not later than the 10th day following the day on which public announcement of the date of such annual general meeting is first made by the Company and (ii) with respect to all other annual general meetings, not less than ninety (90) days nor (except for shareholder proposals subject to Rule14a-8(e)(3) of the Exchange Act) more than one hundred and twenty (120) days prior to the first anniversary of the date of the notice convening the preceding year's annual general meeting provided, however, that if the date of the annual general meeting is changed by more than thirty (30) days from the first anniversary date of the preceding year's annual general meeting, the Member's notice must be so received not earlier than one hundred and twenty (120) days prior to such annual general meeting and not later than the close of business on the later of (x) the 90th day prior to such annual general meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made. In no event shall the adjournment or postponement of any annual general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Member’s notice to the Secretary pursuant to this Article 86.2.
86.3

To be timely for a general meeting (other than an annual general meeting), a Member's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not less than ninety (90) days nor (except for shareholder proposals subject to Rule14a-8(e)(3) of the Exchange Act) more than one hundred and twenty (120) days prior to the date of such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the date on which public announcement is first made of the date of the general meeting. In no event shall the adjournment or postponement of any general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Member’s notice to the Secretary pursuant to this Article 86.2.

86.4

To be in proper written form, a Member's notice shall set forth as of the date of the notice and as to the Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a Proponent and collectively, the Proponents) as to each matter such Member proposes to bring before the meeting:

(a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(b)	the name and address, as they appear in the Register of Members, of each Proponent;
(c)	the class, series and number of Shares of the Company which are beneficially owned by each Proponent;
(d)	any material interest of the Member, or of any other person on whose behalf such business is raised, in such business;
(e)

a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing;

(f)

a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Article 151) or to propose the business that is specified in the notice (with respect to a notice under Article 86);

(g)

a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (with respect to a notice under Article 151) or to carry such proposal (with respect to a notice under Article 86);

(h)	to the extent known by any Proponent, the name and address of any other Member supporting the proposal on the date of such Member’s notice; and
(i)	a description of all Derivative Transactions by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.
86.5

The Chairperson shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

87.

Except where a greater majority is required by the Companies Act or where these Articles provide otherwise, any question proposed for a decision of the Members at any general meeting of the Company or a decision of any class of Members at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

88.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairperson may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

89.

A poll demanded on the election of the Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairperson of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

90.

No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll, a Member entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

91.

If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the Member or proxy.

92.

The Board may adopt such rules, regulations and procedures for the conduct of any meeting of the Members as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board, the Chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the Chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) contain limitations on attendance at or participation in the meeting to Members of record of the Company, their duly authorised proxies or such other persons as the Chairperson of the meeting shall determine, (iv) contain restrictions on entry to the meeting after the time fixed for its commencement and (v) limit the time allotted to Member questions or comments.

VOTES OF MEMBERS

93.

Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member present in person or by proxy shall have one vote for each Share registered in his or her name in the Register of Members.

94.

In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

95.

A Member of unsound mind, a Member who has made an enduring power of attorney, or in respect of whom an order has been made by any court, having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may vote by proxy.

96.	No Member shall be entitled to vote at any general meeting unless he or she is registered as a Member on the record date for such meeting.
97.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the general meeting whose decision shall be final and conclusive.

98.

Unless the Board decides otherwise, no Member shall be entitled to be present or vote at any meeting either personally or by proxy until such Member has paid all calls due and payable on every Share held by him or her whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

99.	Section 193 of the Companies Act will not apply to the Company and no resolutions in writing may be validly passed by the members.

PROXIES AND CORPORATE REPRESENTATIVES

100.

Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint a proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.

101.1

Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as may be specified in the notice convening the meeting or in any other information sent to the Members by or on behalf of the Board in relation to the meeting, subject to applicable requirements of the United States Securities and Exchange Commission and any Exchange on which the Shares are listed.

101.2

Without limiting the foregoing, the Board or the Secretary may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. For the avoidance of doubt, such appointments of proxy made by electronic or internet communications (as permitted by the Board or the Secretary) will be deemed to be deposited at the place specified for such purpose once received by the Company. The Board or the Secretary may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as deposited at the place specified for such purpose. The Board may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.

102.

Any body corporate which is a Member of the Company may authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual Member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person or persons to act as the representative of the relevant body corporate.

103.

An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

104.

Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.

105.	An appointment of proxy shall be valid, unless the contrary is stated therein, for any adjournment of the meeting as well as for the meeting to which it relates.
106.

A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts.

107.

The Board may send, at the expense of the Company and subject to applicable law (including the rules and regulations of the United States Securities and Exchange Commission), by post, electronic mail or otherwise, to the Members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

DIRECTORS

108.

The number of Directors on the Board shall be not less than two (2) nor more than 13. The authorised number of Directors (within such fixed maximum and fixed minimum numbers) shall be determined solely by the Board and, for the avoidance of doubt, shall not require approval or ratification by the Company in general meeting.

109.

The remuneration to be paid to the Directors shall be such remuneration as the Directors in their sole discretion shall determine. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other. The amount, rate or basis of the remuneration or expenses to be paid to the Directors shall not require approval or ratification by the Company in general meeting. A Director is expressly permitted (for the purposes of section 228(1)(d) of the Companies Act) to use the Company's property pursuant to or in connection with: the exercise or performance of his duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors

(or a person authorised by the Directors) from time to time; and including in each case for a Director's own benefit or for the benefit of another person.
110.

The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

111.

The salary or remuneration of a Director appointed to hold employment or executive office may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee), and may be in addition to or instead of a fee payable to such Director for his or her services as Director pursuant to these Articles.

112.	Members of special or standing committees may be allowed like compensation for service on any such committees or for attending committee meetings, or both.

DIRECTORS' AND OFFICERS' INTERESTS

113.

A Director or an officer of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Companies Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (b) by providing a general notice to the Directors declaring that he or she is a Director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

114.

A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

115.

Nothing in section 228(1)(e) of the Companies Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Companies Act.

116.

A Director may act by himself or herself or by his or her firm in a professional capacity for the Company (other than as its Auditors) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director.

117.

A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other entity or otherwise interested in any entity promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a Director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of such other entity; provided that he or she has declared the nature of his or her position with, or interest in, such entity to the Board in accordance with Article 113 and this has been approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.
118.

No person shall be disqualified from the office of Director or from being an officer of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or officer of the Company holding office or of the fiduciary relation thereby established; provided that:

118.1	he or she has declared the nature of his or her interest in such contract or transaction to the Board in accordance with Article 113; and
118.2	the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.
119.

A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 113, at or prior to its consideration and any vote thereon.

120.	For the purposes of Article 113:
120.1

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

120.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of his or hers; and
120.3

a copy of every declaration made and notice given under Article 113 shall be entered within three (3) days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or Member of the Company at the registered office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

121.

The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Companies Act or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Companies Act. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

122.

The Board shall have the power to appoint and remove officers and executives on such terms as the Board sees fit and to give such titles and delegate such responsibilities to those officers and executives as it sees fit.

123.	The Company may exercise the powers conferred by section 44 of the Companies Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
124.

Unless otherwise ordered by the Board, the chief executive officer shall have the authority to exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as he or she thinks fit and in particular they may exercise their voting powers in favour of any resolution appointing the directors or any of them as director or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company. The Board may from time to time confer like powers upon any other person or persons.

125.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

126.

The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including, without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another company in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

127.

The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

128.

The Directors may procure the establishment and maintenance of or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary or holding company of the Company or of any predecessor in business of the Company or any such subsidiary or holding company and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or its Members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; provided that any Director shall be entitled to retain any benefit received by him or her under this Article 128, subject only, where the Companies Act requires, to disclosure to the Members and the approval of the Company in general meeting.

129.

The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the Articles shall not limit the general powers conferred by these Articles.

MINUTES

130.

The Board shall cause minutes to be made in books kept for the purpose of all (i) appointments of officers and committees made by the Board (ii) resolutions and proceedings at meetings of (a) the Company or of the holders of any class of Shares and (b) the Board and of committees of the Board, including in each case the names of the Directors and others present at each meeting. Any such minutes, if signed by the Chairperson of the meeting at which the proceedings were held or by the Chairperson of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

DELEGATION OF THE BOARD'S POWERS

131.

The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors and/or (if thought fit) one or more other persons.  The Board may also delegate to any Director, officer or member of the management of the Company or any of its subsidiaries such of its powers as it considers desirable to be exercised by him or her. The Board may also designate one or more persons as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers, and may be revoked or altered. Subject to any such conditions, the proceedings of a committee shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.  Each committee shall keep regular minutes and report to the Board when required. Unless otherwise determined by the Board, the quorum necessary for the transaction of any business at any committee meeting shall be a majority of the members of such committee.  Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

132.

The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

133.

The Board may, by power of attorney or otherwise, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

CHAIRPERSON AND EXECUTIVE OFFICERS

134.	The Board may elect any Director as Chairperson of the Board and determine the period for which he or she is to hold office.
135.

In addition to the Chairperson, the Directors and the Secretary, the Company may appoint such other officers, including executive officers, as the Board may from time to time determine and, without limitation to the foregoing, the Board may appoint any person (whether or not a Director) to fill the following positions: chief executive officer, chief financial officer, general counsel, president, treasurer and controller. Any person may hold more than one of the foregoing positions.

136.

Any person elected or appointed pursuant to Articles 134 and 135 shall hold his or her office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him or her and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.
137.

Except as provided in the Companies Act or these Articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to Articles 134 and 135  shall be such as are determined from time to time by the Board.

138.

Any officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

139.

The use of the word "officer", "director" (save where the relevant person is a Director for the purposes of these Articles) (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an "officer" or "director" of the Company within the meaning of the Companies Act.

PROCEEDINGS OF DIRECTORS

140.

Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote.

141.

Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

142.

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least 24 hours' notice (or, if notice is mailed, at least four calendar days' notice) in writing to every Director, unless notice is waived by all the Directors either at, before or after the meeting is held and, provided further, if notice is given in person, by telephone, cable, telex, telecopy or email, the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation, as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting. The presence of a Director at a meeting of the Directors shall be deemed to be a waiver of any failure to give due notice of such meeting unless such Director states that he or she is not waiving any such failure promptly following the calling to order of such meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director personally or by word of mouth or sent in writing to his or her last known address or any other address given to the Company by such Director for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. In this Article “address,” in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form.

143.

The quorum necessary for the transaction of the business of the Board shall be a majority of the Directors in office. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

144.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose. If there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless such Director is re-elected during such meeting.
145.

If no Chairperson is elected, or if at any meeting the Chairperson is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the Chairperson of the meeting or proceed without a Chairperson of the meeting.

146.

All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

147.

Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the telephone call or similar communication was initiated.

148.

A resolution or other document in writing (in electronic form or otherwise), signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, and to vote on the relevant resolution or matter, shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the content of documents.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

149.	The office of a Director shall be vacated ipso facto:

149.1on the death of a Director;

149.2

if he or she resigns his or her office, on the date on which notice of his or her resignation is delivered to the registered office or tendered at a meeting of the Board or on such later date as may be specified in such notice;

149.3

if he or she ceases to be a Director by virtue of any provision of the Companies Act, is removed from office pursuant to these Articles or the Companies Act or becomes prohibited by law from being a Director;

149.4

if he or she becomes bankrupt, has an interim receiving order made against him or her, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

149.5	if the health of the director is such that, in the opinion of a majority of the other Directors, he or she can no longer be reasonably regarded as possessing adequate decision making capacity;

149.6	in the case of a Director who holds executive office, his or her appointment to such office is terminated or expires and the Board resolves that such Director’s office be vacated;
149.7	if he or she is absent, without permission of the Board, from Board meetings for six consecutive months and the Board resolves that his or her office be vacated; or
149.8	if the Director is requested to resign in writing by not less than a majority of the other Directors.
150.	A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

APPOINTMENT, ROTATION AND NOMINATION OF DIRECTORS

151.1	No person shall be appointed a Director unless nominated in accordance with the provisions of this Article 151. Nominations of persons for election to the Board at a general meeting may be made:
(a)	by or at the direction of the Board or a committee thereof;
(b)

with respect to election at a general meeting, by any Member who holds Shares carrying the general right to vote at general meetings of the Company, who is a Member at the time of the giving of the required notice of the relevant general meeting provided for in these Articles and at the time of the relevant general meeting, and who has given timely and proper notice in writing to the Secretary in accordance with Article 151.2 and 151.3;

(c)

with respect to election at an extraordinary general meeting requisitioned in accordance with section 178(3) of the Companies Act, by a Member or Members who hold Shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with these Articles, including Article 151.3, and the provisions of the Companies Act relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting,

(sub-clauses (b) and (c) being the exclusive means for a Member to make nominations of persons for election to the Board).

151.2	For nominations of persons for election as Directors at a general meeting to be timely, a Member's notice must comply with the requirements of Article 86.2 or 86.2 (as applicable).
151.3

To be in proper written form, a Member's notice for nomination(s) of person(s) for election pursuant to Article 151.1(b), or in the case of nomination(s) of person(s) for election pursuant to Article 151.1(c), a Member’s written requisition of the extraordinary general meeting, must, in addition to any other applicable requirements, set forth:

(a)

as to each person whom the Member proposes to nominate for election or re−election as a Director, all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b)	as to the Member giving the notice and each Proponent, the information required in Article 86.4.
151.4

The Chairperson of the meeting shall determine whether a nomination was made in accordance with the procedures prescribed by these Articles, and if he or she should determine that such nomination was not made in accordance with such procedures, he or she shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Any such ruling by the Chairperson of the meeting shall be final and conclusive.

151.5

The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires, to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.

152.

The Directors shall be divided into three classes, designated Class I, Class II and Class III. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office and each class need not be of equal size or number.

152.1

The term of the initial Class I directors shall terminate at the conclusion of the Company's 2019 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of the Company's 2020 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of the Company's 2021 annual general meeting.

152.2

At each of the subsequent annual general meetings of the Company beginning with the Company's 2019 annual general meeting, all of the Directors of the class of directors whose term expires on the conclusion of that annual general meeting shall retire from office, unless re-elected, and successors to that class of directors shall be elected for a three-year term.

152.3	The resolution appointing any Director must designate the Director as a Class I, Class II or Class III Director.
152.4	Every Director of the class retiring shall be eligible to stand for re-election at an annual general meeting.
152.5

If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible or as the Chairman may otherwise direct. In no case will a decrease in the number of Directors shorten the term of any incumbent Director.

152.6

A Director shall hold office until the conclusion of the annual general meeting for the year in which his term expires, subject however, to prior death, resignation, retirement, disqualification or removal from office.

152.7

Notwithstanding any other provision of these Articles, the Directors may appoint a person who is willing to act to be a Director, either to fill a casual vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed the number prescribed by the Board in accordance with Article 108. A casual vacancy will include, without limitation, a vacancy that results from the death, resignation, retirement, disqualification or removal of a Director.

152.8

Any Director of such class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.
153.

Directors will be elected by way of Ordinary Resolution of the Company in general meeting, provided that if the number of Director nominees exceeds the number of Directors (as determined by the Board) to be elected at such meeting (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the Shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors. For the purposes of this Article 153, "elected by a plurality" means the election of those Director nominees, equal in number to the number of positions to be filled at the relevant general meeting (as determined by the Board), that received the highest number of votes in the contested election. Cumulative voting is prohibited in the election of Directors.

REMOVAL OF DIRECTORS

154.

The Company may, by Ordinary Resolution, of which notice has been given in accordance with section 146 of the Companies Act, remove any Director before the expiration of his or her period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him or her and the Company.

SECRETARY

155.

The Board shall appoint the Secretary and may appoint one or more persons to be a joint, deputy or Assistant Secretary at such remuneration (if any) and on such terms as the Board sees fit and any person so appointed may be removed by the Board at any time.

156.

The duties of the Secretary shall be those prescribed by the Companies Act, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Members and the Board of the Company, and committees, and the authentication of records of the Company.

157.

A provision of the Companies Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

SEAL

158.

Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Companies Act) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

159.

The Company may have for use in any place or places outside Ireland a duplicate Seal or Seals, each of which shall be a duplicate of the Seal of the Company, except, in the case of a seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word "Securities" and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

160.

The Company in general meeting may by Ordinary Resolution declare dividends, but no dividends shall exceed the amount recommended by the Board. Subject to the Companies Act, the Board may, from time to time, pay such interim dividends as appear to it to be justified by the profits of the Company available for distribution. The Board may direct that any dividend declared by the Company in general meeting or by the Board in accordance with these Articles, may be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways.  Where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient, and in particular may issue fractional certificates or ignore fractions, fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

161.

Subject to the Companies Act, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore and in any currency chosen at its discretion.

162.

The Board may, before recommending or declaring any dividends or distributions, set aside such sums as it thinks proper as a reserve or reserves which shall, as directed by the Board, be applicable for any purpose of the Company and pending such application may, as directed by the Board, be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to dividend or distribute.

163.	No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of section 117 of the Companies Act.
164.

Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares, they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

165.	The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by him or her to the Company in relation to his or her Shares.
166.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company's account in respect of the relevant amount shall be evidence of good discharge of the Company's obligations in respect of any payment made by any such methods.

167.	No dividend or distribution shall bear interest against the Company.
168.

All unclaimed dividends or other monies payable by the Company in respect of a Share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. If the Directors so resolve, subject to applicable law, any dividend which has remained unclaimed for twelve (12) years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.
169.

If, in respect of a dividend or other amount payable in respect of a Share (i) a cheque, warrant or money order is returned undelivered or left uncashed or (ii) a transfer made by or through a bank transfer system and/or other funds transfer system(s) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such Share to such person until he or she notifies the Company of an address or account to be used for such purpose.

CAPITALISATION

170.	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Board's authority to issue and allot Shares under Article 7, the Board may:
170.1

resolve to capitalise an amount standing to the credit of reserves (including, without limitation, a share premium account, undenominated capital account, capital redemption reserve and profit and loss account), whether or not available for distribution;

170.2

appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Members (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, undenominated capital account, capital redemption reserve and profits that are not available for distribution may, for the purposes of this Article 170, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

170.3

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve, including that where Shares or debentures become distributable in fractions, the Board may deal with the fractions as it thinks fit;

170.4

authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Members; and

170.5	generally do all acts and things required to give effect to the resolution of the Board.
171.	Any such capitalisation will not require approval or ratification by the Members of the Company.

ACCOUNTS

172.	The Board shall, in accordance with Chapter 2 of Part 6 of the Companies Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:
172.1	correctly record and explain the transactions of the Company;
172.2	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

172.3	will enable the Board to ensure that any financial statements of the Company comply with the requirements of the Companies Act;
172.4

will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and

172.5	will enable the financial statements of the Company to be readily and properly audited.
173.

Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Members or persons nominated by any Member. The Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its Members.

174.

The accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

175.

Accounting records shall not be deemed to be kept as required by Articles 172 to 174 if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

176.

In accordance with the provisions of the Companies Act, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

177.

A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

AUDIT

178.

Auditors shall be appointed and their duties regulated in accordance with Part 6, Chapter 18 of the Companies Act or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

NOTICES

179.	Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).
179.1

A notice or document to be given, served, sent or delivered in pursuance of these Articles, and the annual report of the Company, may be given to, served on or delivered to any Director, Member or committee member by the Company:

(a)	by handing same to their authorised agent;
(b)	by delivering same to their registered address;
(c)	by sending same by the post in a pre-paid cover addressed to their registered address; or
(d)

by sending, with the consent of the Director, Member or committee member to the extent required by law, same by means of electronic mail or other means of electronic communication approved by the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), to the address of the Director, Member or committee member notified to the Company by the Director, Member or committee member for such purpose (or if not so notified, then to the address of the Director, Member or committee member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Companies Act.

179.2

For the purposes of these Articles and the Companies Act, a document, including the Company's financial statements and the directors' and auditor's reports thereon, shall be deemed to have been sent to a Director, Member or committee member if a notice is given, served, sent or delivered to the Director, Member or committee member and the notice specifies the website or hotlink or other electronic link at or through which the Director, Member or committee member may obtain a copy of the relevant document.

179.3

Where a notice or document is given, served or delivered pursuant to sub-paragraph 179.1(a) or 179.1(b) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Director, Member or committee member or his or her authorised agent, or left at his or her registered address (as the case may be).

179.4

Where a notice or document is given, served or delivered pursuant to sub-paragraph 179.1(c) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four (24) hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

179.5

Where a notice or document is given, served or delivered pursuant to sub-paragraph 179.1(d) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight (48) hours after despatch.

179.6

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered address of such Member, or, in the event of notice given or delivered pursuant to sub-paragraph 179.1 (d), if sent to the address notified to the Company by the Member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.

179.7

Notwithstanding anything contained in this Article to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

179.8

Any requirement in these Articles for the consent of a Member in regard to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company's annual report, statutory financial statements and the Directors' and auditor's reports thereon, shall be deemed to have been satisfied where the Company has written to the Member informing him or her of its intention to use electronic communications for such purposes and the Member has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, his/her consent to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company. No such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of the United States Securities and Exchange Commission or any Exchange on which the Shares or other securities of the Company are listed.

179.9

Without prejudice to the provisions of sub-paragraphs 179.1 (a) and 179.1(b) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon (New York time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. A "public announcement" shall mean disclosure in a press release reported by a financial news service or in a document publicly filed by the Company with the United States Securities and Exchange Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

180.

Notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint holders.

181.1

Every person who becomes entitled to a Share shall, before his or her name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he or she derives his or her title.

181.2

A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

182.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.
183.

A Member present, either in person or by proxy, at any meeting of the Company or the holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

UNTRACED HOLDERS

184.1

Subject to applicable law, the Company shall be entitled to sell, at the best price reasonably obtainable, any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that:

(a)

for a period of twelve (12) years (not less than three (3) dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at his or her address on the Register or other than the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(b)

at the expiration of the said period of twelve (12) years, the Company has given notice by advertisement in a leading newspaper circulating in the area in which the address referred to in paragraph (a) of this Article is located of its intention to sell such Share or stock; and

(c)

the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.

184.2

To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the Member or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

184.3

To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any Share of any Member and any unclaimed cash payments relating to such Share in any manner which it sees fit, including transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.

184.4

The Company may only exercise the powers granted to it in paragraph 184.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

184.5	Any stock transfer form to be executed by the Company in order to sell or transfer a Share pursuant to Article 184.1 may be executed in accordance with Article 24.

DESTRUCTION OF DOCUMENTS

185.	Subject to applicable law, the Company may destroy:

185.1

any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two (2) years from the date such mandate variation, cancellation or notification was recorded by the Company;

185.2	any instrument of transfer of Shares which has been registered, at any time after the expiry of six (6) years from the date of registration; and
185.3	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six (6) years from the date an entry in the Register was first made in respect of it;

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)

the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company (by a Member or a court) that the preservation of such document was relevant to a claim;

(b)

nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

186.

If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. If in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Notwithstanding the foregoing, this Article shall not affect the rights of the Members holding Shares issued upon special terms and conditions.

186.1

In case of a sale by the liquidator under section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the Members, for the allotment to the Members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said section.

186.2

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

187.

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Companies Act, may divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

188.1

Subject to the provisions of, and so far as may be permitted by, the Companies Act, every Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, or in his or her capacity as an officer, including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

188.2

As far as permissible under the Companies Act, the Company shall indemnify any current or former Official (excluding any Director or Secretary in respect only of their role as Director or Secretary of the Company) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Enterprise in respect of which the Official serves or has served as an Official, to which he or she was, is, or is threatened to be, made a party by reason of the fact that he or she is or was such an Official, provided always that the indemnity contained in this Article 188.2 shall not extend to any matter which would render it void pursuant to the Companies Act.

188.3

In the case of any threatened, pending or completed action, suit or proceeding by or in the right of an Enterprise in respect of which a current or former Official serves or has served, the Company shall indemnify, to the fullest extent permitted by the Companies Act, each person indicated in Article 188.2 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the relevant Enterprise unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

188.4

As far as permissible under the Companies Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, Secretary, Official or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised by these Articles.

188.5

It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) of the power of any Enterprise to indemnify any Official, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Director, Secretary or Official or (c) of any amendments or replacements of the Companies Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Companies Act shall hereby be incorporated into these Articles. As used in this Article 188.5, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, executive, officer or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

188.6

The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Companies Act and such insurance in respect of Officials as the Directors deem to be appropriate.

188.7	The Company may additionally indemnify any employee or agent of the Company or any director, executive, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

FINANCIAL YEAR

189.	The financial year of the Company shall be as prescribed by the Board from time to time.

SHAREHOLDER RIGHTS PLAN

190.

The Board is hereby expressly authorised to adopt any shareholder rights plan, or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all Members will have rights to acquire Shares or interests in Shares, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.

BUSINESS COMBINATION

191.1

The Company may not engage in any business combination, or vote, consent, or otherwise act to authorise a subsidiary of the Company to engage in any business combination, with, with respect to, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, any interested Member of the Company or any affiliate or associate of the interested Member for a period of three (3) years following the date that the Member became an interested Member unless:

(a)	prior to the date that the Member became an interested Member, the business combination was approved by a committee of the Board formed in accordance with Article 191.2; or

(b)

at or following the date that the Member became an interested Member, the business combination is approved by a committee of the Board formed in accordance with Article 191.2 and is authorized by a Special Resolution of the Members. In determining whether the Special Resolution has been adopted by the general meeting, votes cast with respect to Shares of interested Members and their affiliates and associates shall not be taken into account.

191.2

If a good faith definitive proposal regarding a business combination is made in writing to the Board, a committee of the Board formed in accordance with Article 191.2 shall consider and take action on the proposal and respond in writing within thirty (30) days after receipt of the proposal by the Company, setting forth its decision regarding the proposal.

191.3

When a business combination is proposed pursuant to this Article 191, the Board shall promptly form a committee composed solely of one or more disinterested Directors. The committee shall take action on the proposal by the affirmative vote of a majority of committee members. No larger proportion or number of votes shall be required. Notwithstanding anything in these Articles to the contrary, subject to applicable law, the committee shall not be subject to any direction or control by the Board with respect to the committee’s consideration of, or any action concerning, a business combination pursuant to this Article 191. If the Board has no disinterested Directors, the Board shall select three or more disinterested persons to be committee members. Committee members shall act in accordance with the standard of conduct applicable to the Directors and shall be indemnified in accordance with Article 188. For purposes of this Article 191.2, a Director or person is “disinterested” if the Director or person is neither an officer nor an employee, nor has been an officer or employee within five (5) years preceding the formation of the committee pursuant to this Article 191.2, of the Company or of a related company.

191.4

This Article 191 may only be amended by Special Resolution.  In determining whether the relevant resolution has been approved by the requisite majority, votes cast with respect to Shares of interested Members and their affiliates and associates shall not be taken into account. Notwithstanding any such amendment, unless determined otherwise by the Board, this Article 191 (as its stands prior to any such amendment) shall apply to any business combination of the Company with an interested Member who became an interested Member before the effective date of the amendment of this Article 191.

191.5	As used in this Article 191 only, the term:
(i)	“affiliate” means a person that directly or indirectly controls, is controlled by, or is under common control with, a specified person;
(ii)	“associate”, when used to indicate a relationship with any person, means any of the following:
(a)

any company of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of fifteen percent (15%) or more of any class or series of shares entitled to vote or other equity interest;

(b)	any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or executor or in a similar fiduciary capacity; or
(c)	any relative or spouse of the person, or any relative of the spouse, residing in the home of the person;
(iii)

“beneficial owner”, when used with respect to shares or other securities, includes, but is not limited to, any person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, the shares or securities or has or shares the power to dispose of, or direct the disposition of, the shares or securities, except that:
(a)

a person shall not be deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person’s affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

(b)

a person shall not be deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Exchange Act and is not then reportable under that act on a Schedule 13D or comparable report, or, if the company is not subject to the rules and regulations under the Exchange Act, would have been required to be made and would not have been reportable if the company had been subject to the rules and regulations;

(iv)

“beneficial ownership” includes, but is not limited to, the right to acquire shares or securities through the exercise of options, warrants, or rights, or the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person shall be deemed the beneficial owner of shares and securities beneficially owned by any relative or spouse of the person or any relative of the spouse, residing in the home of the person, any trust or estate in which the person owns fifteen percent (15%) or more of the total beneficial interest or serves as trustee or executor or in a similar fiduciary capacity, any company in which the person owns fifteen percent (15%) or more of the equity, and any affiliate of the person.

When two or more persons act or agree to act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, owning, or voting shares or other securities of a company, all members of the partnership, syndicate, or other group are deemed to constitute a “person” and to have acquired beneficial ownership, as of the date they first so act or agree to act together, of all shares or securities of the company beneficially owned by the person;

(v)	“business combination” means any of the following:
(a)

any merger, acquisition, scheme of arrangement or amalgamation of the Company or any subsidiary of the Company with (1) the interested Member or (2) any other company (whether or not itself an interested Member of the Company) that is, or after the merger would be, an affiliate or associate of the interested Member, but excluding (x) the merger of a wholly owned subsidiary of the Company into the Company, (y) the merger of two or more wholly owned subsidiaries of the Company, or (z) the merger of a company, other than an interested Member or an affiliate or associate of an interested Member, with a wholly owned subsidiary of the Company pursuant to which the surviving company, immediately after the merger, becomes a wholly owned subsidiary of the Company;

(b)

any exchange of Shares or other securities of the Company or any subsidiary of the Company or money, or other property, for shares, other securities, money, or property of (1) the interested Member or (2) any other company (whether or not itself an interested Member of the Company) that is, or after the exchange would be, an affiliate or associate of the interested Member, but excluding the exchange of shares of a company, other than an interested Member or an affiliate or associate of an interested

Member, pursuant to which the company, immediately after the exchange, becomes a wholly owned subsidiary of the Company;
(c)

any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of transactions), other than sales of goods or services in the ordinary course of business, to or with the interested Member or any affiliate or associate of the interested Member, other than to or with the Company or a wholly owned subsidiary of the Company, of assets of the Company or any subsidiary of the Company (1) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Company, (2) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding Shares of the Company, or (3) representing ten percent (10%) or more of the earning power or net income, determined on a consolidated basis, of the Company, except a cash dividend or distribution paid or made pro rata to all Members of the Company;

(d)

the issuance or transfer by the Company or any subsidiary of the Company (in a single transaction or a series of transactions) of any shares of, or other ownership interests in, the Company or any subsidiary of the Company that have an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding Shares of the Company to the interested Member or any affiliate or associate of the interested Member, except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all Members of the Company other than for the purpose, directly or indirectly, of facilitating or effecting a subsequent transaction that would have been a business combination if the dividend or distribution had not been made;

(e)

the adoption of any plan or proposal for the liquidation or dissolution of the Company, or any reincorporation of the Company in another jurisdiction, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested Member or any affiliate or associate of the interested Member;

(f)

any reclassification of securities (including, without limitation, any bonus shares or share split, reverse share split, or other distribution of shares in respect of shares), recapitalisation of the Company, merger of the Company with any subsidiary of the Company, exchange of Shares of the Company with any subsidiary of the Company, or other transaction (whether or not with or into or otherwise involving the interested Member), proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested Member or any affiliate or associate of the interested Member, that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares entitled to vote, or securities that are exchangeable for, convertible into, or carry a right to acquire shares entitled to vote, of the Company or any subsidiary of the Company that is, directly or indirectly, owned by the interested Member or any affiliate or associate of the interested Member, except as a result of immaterial changes due to fractional share adjustments; or

(g)

any receipt by the interested Member or any affiliate or associate of the interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by or through the Company or any subsidiary of the Company;

(vi)

“company” means a corporation, limited liability company, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity;

(vii)

“control”, including the terms “controlling”, “controlled by”, and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person’s beneficial ownership of fifteen percent (15%) or more of the voting power of a company’s outstanding shares entitled to vote in the election of directors creates a presumption that the person has control of the company. Notwithstanding the foregoing, a person is not considered to have control of a company if the person holds voting power, in good faith, as an agent, bank, broker, nominee, custodian, or trustee for one or more beneficial owners who do not individually or as a group have control of the company;

(viii)	“governing body” means the body of a company selected by its owners that has the ultimate power to determine the company’s policies and control its activities;
(ix)

“interested Member” means any person (including for this purpose any persons acting in concert with that person (as that term is defined in the Takeover Rules issued pursuant to the Irish Takeover Panel Act 1997)) that is (1) the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the outstanding Shares entitled to vote of the Company or (2) an affiliate or associate of the Company that, at any time within the three (3) year period immediately before the date on which it is sought to be determined whether such person is an interested Member, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the then outstanding Shares entitled to vote of the Company.

If a person who has not been a beneficial owner of fifteen percent (15%) or more of the voting power of the outstanding Shares entitled to vote of the Company immediately prior to an acquisition of Shares by, or recapitalisation of, the Company or similar action shall become a beneficial owner of fifteen percent (15%) or more of the voting power solely as a result of the share acquisition, recapitalisation, or similar action, the person shall not be deemed to be the beneficial owner of fifteen percent (15%) or more of the voting power for purposes of (1) or (2) above, unless:

(a)

the share acquisition, recapitalisation, conversion, or similar action was proposed by or on behalf of, or pursuant to any agreement, arrangement, relationship, understanding, or otherwise (whether or not in writing) with, the person or any affiliate or associate of the person; or

(b)

the person thereafter acquires beneficial ownership, directly or indirectly, of outstanding Shares entitled to vote of the Company and, immediately after the acquisition, is the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the outstanding Shares entitled to vote of the Company.

(x)	an “interested Member” does not include:
(a)	the Company or any of its subsidiaries;
(b)	a savings, employee stock ownership, or other employee benefit plan of the Company or its subsidiary, or a fiduciary of the plan when acting in a fiduciary capacity pursuant to the plan; or

(c)	a licensed broker/dealer or licensed underwriter who (1) purchases Shares of the Company solely for purposes of resale to the public and (2) is not acting in concert with an interested Member.

Shares beneficially owned by a plan described in clause (b) or by a fiduciary of a plan described in clause (b), pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan;

(xi)	"market value", when used in reference to shares or other property of any company, means the following:
(a)	in the case of shares, the average closing sale price of a share during the thirty (30) trading days immediately preceding the date in question:

(1) on the composite tape for Nasdaq Stock Market listed shares; or

(2)

if the shares are not quoted on the composite tape or not listed on the Nasdaq Stock Market, on the principal United States securities exchange registered under Exchange Act on which the shares are listed; or

(3)	if the shares are not listed on any such exchange, on any system then in use.

If no quotation under clauses (1) through (3) is available, then the market value is the fair market value on the date in question of the shares as determined in good faith by the governing body of the company.

(b)	in the case of property other than cash or shares, the fair market value of the property on the date in question as determined in good faith by the governing body of the company.
(xii)

“parent” of a specified company means a company that directly, or indirectly through related companies, owns more than fifty percent (50%) of the voting power of the shares or other ownership interests entitled to vote for directors or other members of the governing body of the specified company;

(xiii)	“person” includes a natural person and a company;
(xiv)	“related company” of a specified company means:
(a)	a parent or subsidiary of the specified company;
(b)	another subsidiary of a parent of the specified company;
(c)	a limited liability company owning, directly or indirectly, more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the specified company;
(d)

a limited liability company having more than fifty percent (50%) of the voting power of its membership interests entitled to vote for members of its governing body owned directly or indirectly by the specified company;

(e)

a limited liability company having more than fifty percent (50%) of the voting power of its membership interests entitled to vote for members of its governing body owned directly or indirectly either (1) by a parent of the specified company or (2) a limited liability company owning, directly or indirectly, more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the specified company; or
(f)

a company having more than fifty percent (50%) of the voting power of its shares entitled to vote for directors owned directly or indirectly by a limited liability company owning, directly or indirectly, more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the specified company;

(xv)

“security” means a note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in a profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, put, call, straddle, option, or privilege on a security, certificate of deposit, or group or index of securities, including an interest therein or based on the value thereof, put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, an interest or instrument commonly known as a “security”; or a certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. The term:

(a)	includes both a certificated and an uncertificated security;
(b)

does not include an insurance or endowment policy or annuity contract under which an insurance company promises to pay a fixed or variable sum of money either in a lump sum or periodically for life or other specified period;

(c)	does not include an interest in a contributory or noncontributory pension or welfare plan subject to the United States Employee Retirement Income Security Act of 1974, as amended;
(d)	includes as an “investment contract,” among other contracts, an interest in a limited partnership and a limited liability company and an investment in a viatical settlement or similar agreement; and
(e)

does not include any equity interest of a closely held corporation or other entity with not more than thirty-five (35) holders of the equity interest of such entity offered or sold pursuant to a transaction in which one hundred percent (100%) of the equity interest of such entity is sold as a means to effect the sale of the business of the entity if the transaction has been negotiated on behalf of all purchasers and if all purchasers have access to inside information regarding the entity before consummating the transaction; and

(xvi)

“subsidiary” of a specified company means a company having more than fifty percent (50%) of the voting power of its shares or other ownership interests entitled to vote for directors or other members of the governing body of the company owned directly, or indirectly through related companies, by the specified company.

We, the corporate body whose name and address is subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

____________________________________________________________________________

       Name, Address and Description  Number of shares

       of the Subscriber                  taken by the

                                          Subscriber

____________________________________________________________________________

____________________________

For and on behalf of

______________________________________________________________________

Dated

Witness to the above signature:__________________________

Name:

Address:

Occupation:

PRELIMINARY COPY – SUBJECT TO COMPLETION

SCAN TO VIEW MATERIALS & VOTE ITERUM THERAPEUTICS PLC FITZWILLIAM COURT, 1st FLOOR LEESON CLOSE DUBLIN 2, IRELAND VOTE ONLINE - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:59 a.m., Irish time on June 15, 2022 (11:59 p.m., Eastern time on June 14, 2022). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 4:59 a.m., Irish time on June 15, 2022 (11:59 p.m., Eastern time on June 14, 2022). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive the completed proxy card by 5:00 p.m., Irish time (12.00 p.m., Eastern time) on June 14, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D74333-P68092 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ITERUM THERAPEUTICS PLC The Board of Directors recommends you vote FOR all the nominees listed below and FOR proposals 2, 3 and 4: 1. To elect, by separate resolutions, the two nominees for Class I directors listed below, each to serve for a three-year term expiring at the 2025 annual general meeting of shareholders (Proposal No. 1): For Against Abstain 1a. Mark Chin 1b. David G. Kelly For Against Abstain 2. To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and to authorize  the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration (Proposal No. 2). 3. To approve, subject to and conditional upon the board of directors determining, in its sole discretion, that a reverse share split is necessary for the Company to comply with the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5550(a)(2), a reverse share split (i.e., a consolidation of share capital under Irish law), or the Reverse Share Split, whereby every 15 ordinary shares of $0.01 (nominal value) each in the authorized and unissued and authorized and issued share capital of the Company be consolidated into 1 ordinary share of $0.15 (nominal value) each, and the subsequent (i) reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from $0.15 each to $0.01 each and (ii) increase in the authorized ordinary share capital of the Company in order to round up the authorized share capital to an even number following the Reverse Share Split, with our board of directors able to elect to abandon such proposed amendment and not effect the Reverse Share Split authorized by shareholders, in its sole discretion (Proposal No. 3). 4. To approve a share option exchange program whereby certain share options granted to eligible employees are exchanged on a one-for-one basis for new share options granted with an exercise price equal to the fair market value of our ordinary shares on the date of grant (Proposal No. 4). Note: If any other matters properly come before the meeting or any adjournment thereof, the person(s) named in this proxy will vote in their discretion in accordance with applicable law or rule. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY COPY - SUBJECT TO COMPLETION Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Proxy Materials are available at www.proxyvote.com. D74334-P68092 ITERUM THERAPEUTICS PLC Annual General Meeting of Shareholders June 15, 2022 3:00 PM Irish time 25-28 North Wall Quay Dublin 1, Ireland This proxy is solicited by the Board of Directors The undersigned shareholder(s), revoking all prior proxies, hereby appoint(s) David G. Kelly and Louise Barrett, or either of them, as proxies, each with the power of substitution, and hereby authorise(s) them to represent and vote all of the ordinary shares of Iterum Therapeutics plc that the undersigned is/are entitled to vote, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Iterum Therapeutics plc to be held on June 15, 2022, or at any postponement or adjournment thereof. A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than David G. Kelly or Louise Barrett, please contact our Company Secretary. Any such nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast. Shares represented by this proxy will be voted by the Proxies in the manner directed. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees listed on the reverse side to the Board of Directors and FOR Proposal Nos 2, 3 and 4. In their discretion, the Proxies are authorised to vote upon such other business as may properly come up before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side